As filed with the Securities and Exchange Commission on December 1, 2011
Registration No. 333-173456

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 4
TO THE

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Liberty Vision, Inc.

 (Exact name of Registrant as specified in its charter)

                                           Nevada

 (State or other jurisdiction of incorporation or organization)

                                       7371

 (Primary Standard Industrial Classification Code Number)

                         27-2775885

 (I.R.S. Employer Identification Number)

             2530 Meridian Parkway, Suite 200, Durham, NC 27713; Ph: 919-806-4593 Fax: 919-640-3594

 (Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

Oleg Gabidulin, C.E.O.

     2530 Meridian Parkway, Suite 200, Durham, NC 27713; Ph: 919-806-4593 Fax: 919-640-3594

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Karen Batcher, Esq.

Synergen Law Group

819 Anchorage Place, Suite 28

Chula Vista, CA 91914

Tel:  (619) 475-7882

Fax:  (866) 352-4342

 As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer [  ]                                                                                      Accelerated Filer                   [  ]

Non-Accelerated Filer   [  ]  (Do not check if a smaller reporting company)                Smaller Reporting Company    [x]

Proposed
Title of Each Class		Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	per Unit	Price	Registration Fee (1)

Common Stock	10,000,000	$0.05	$500,000	$58.05

[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated December___, 2011

PROSPECTUS

LIBERTY VISION, INC.

SHARES OF COMMON STOCK

1,000,000 Minimum - 10,000,000 Maximum

Before this Offering, there has been no public market for our common stock.  In the event that we sell at least the minimum number of shares in this Offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over-the-Counter Bulletin Board operated by OTC Markets Group, Inc.  There is no assurance that our shares will ever be quoted on the Over-the-Counter Bulletin Board.

We are offering a minimum of 1,000,000 and a maximum of 10,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.05 per share.

Funds from this offering will be placed in a separate bank account at Bank of America, NY. There is no escrow, trust or similar account in which your subscription will be deposited.  The bank account is merely a separate interest bearing savings account under our control where we have segregated your funds.  As a result, creditors could attach the funds.  Only Oleg Gabidulin, our Chief Executive Officer, and Vadim Erofeev, our Chief Financial Officer, will have the power to authorize a release of funds from this account upon completion of this offering. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days and no creditors attach the funds.  The funds will be maintained in the separate bank until we receive a minimum of $50,000 at which time we will remove those funds along with accrued interest and use the same as set forth in the Use of Proceeds section of this prospectus.  The accrued interest will be retained by us as proceeds of this offering. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will immediately used by us. We will return your funds to you in the form a cashier’s check sent Federal Express on the 271st day.  Sold securities are deemed securities, which have been paid for with collected funds prior to expiration of 270 days.  Collected funds are deemed funds that have been paid by the drawee bank.

Our common stock will be sold on our behalf by Oleg Gabidulin, Vadim Erofeev, Marina Sherbatenko and Ilia Burakov, our Directors. Our Directors will not receive any commissions or proceeds from the offering for selling shares on our behalf. If we raise only the minimum amount of proceeds from this offering we will have limited funds available to build and grow our business. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds. Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Investing in our common stock involves risks.  See "Risk Factors" starting on page 8.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.05	$0.0093	$0.041
Per Share - Maximum	$0.05	$0.00093	$0.049
Minimum	$50,000	$9,308	$40,692
Maximum	$500,000	$9,308	$490,692

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____________.

PROSPECTUS SUMMARY

 The following summary highlights selected information contained in this Prospectus.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this Prospectus, including but not limited to, the risk factors beginning on page 8. In addition, certain statements are forward-looking statements, which involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements.”

References in this Prospectus to “Liberty Vision”, “Company”, “we”, “our”, or “us” refer to Liberty Vision, Inc.  and its subsidiary, on a consolidated basis, unless otherwise indicated or the context otherwise requires.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ   materially   from those   anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

Our Company

We were formed on September 29, 2009. Liberty Vision, Inc. is a provider of services that enable individuals and small businesses to establish, maintain and evolve an online presence. We offer a full range of web services, including custom web design, website usability consulting, website maintenance, web analytics implementation, web marketing services, social and viral marketing campaigns and search engine optimization consulting. We target the individual and small business markets by seeking to provide a “one-stop shop” for establishing and maintaining an online presence. Our services can be purchased independently or as bundled offerings, where a customer may purchase more than one of our services with a discount if services are purchased at the same time, targeted to meet the specific needs of our customers.

Simplifying the Internet for Small Businesses. Our goal is to enable small businesses to outsource their web services needs to us. We guide the customer through the necessary steps to establish their online presence, generate traffic to their websites and increase direct consumer interaction. We provide consulting on a wide variety of issues, from selection of domain name registrars and hosting providers, to the most cost-efficient marketing strategies.

We generate revenue from sales of web services made directly to small and medium business customers. We acquire customers through referrals and our primary website, www.LibertyVisionOnline.com, which outlines our service offerings and showcases our portfolio of work.

On January 27, 2011 we have incorporated a wholly owned (ownership interest – 100%) subsidiary Liberty Vision Media, Inc. Our consolidated financial statements include the accounts of our subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

We have commenced our operations during the year ended February 28, 2010. As of August 31, 2011 we have generated $167,178 in revenues and have incurred $140,093 in operating costs since our inception on September 29, 2009. To date we have relied upon revenues from our operations and sale of our securities in unregistered private placement transactions to fund our operations.  We are a development stage company with a limited operating history. Accordingly, for the foreseeable future, we will continue to be dependent on revenues from operations and additional financing in order to maintain our operations and continue with our corporate activities.

This offering and any investment in our common stock involve a high degree of risk.  If our future  revenues will not be sufficient to cover our operating costs we may be obliged to cease business operations due to lack of funds. If we raise only the minimum amount of proceeds from this offering we will have limited funds available to build and grow our business. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds. Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

We face many challenges to continue operations, including our limited operating history, competition, general economic conditions, etc.  Please review the "Risk Factors" starting on page 8 of this offering.

Our Directors collectively own 100% of the 3,980,000 outstanding shares of our common stock as of the date of this Offering.  If the minimum amount of the shares will be sold, our Directors will own 79.92% of our outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our principal executive offices are located at 2530 Meridian Parkway, Suite 200, Durham, NC and our telephone number is (919) 806-4593.  Our primary website address is www.LibertyVisionOnline.com. The information on, or that can be accessed through this website is not part of this prospectus.

The Offering

Following is a brief summary of this Offering:

Securities being offered:	1,000,000 shares of common stock minimum and 10,000,000 shares of common stock maximum, par value $0.001

Offering price per share:	$ 0.05
Offering period:	The shares are being offered for a period not to exceed 270 days.
Net proceeds to us:	Approximately $40,692 assuming the minimum number of shares is sold. Approximately $490,692 assuming the maximum number of shares is sold.
Use of proceeds:	We will use the proceeds to pay for the implementation of our business plan, administrative expenses and general working capital. (i)
Number of shares outstanding before the offering:	3,980,000
Number of shares outstanding after the offering:	4,980,000 (if minimum number of shares are sold); 13,980,000 (if maximum number of shares are sold)

 (i) If the minimum amount of the shares is sold we will use the proceeds to pay for offering expenses of $9,308.  Of the $9,308, the amounts to be paid from the proceeds for expenses of the offering are: $3,250 for accounting fees; $800 for filing fees; $4,200 for legal fees; $58 for registration fee; and $1,000 for transfer agent fees.  We will use the rest of the funds (net of offering expenses) for paying off our current liabilities, hiring new personnel and implementation of our business plan.

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus. The summary information below should be read in conjunction with “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this Prospectus.

Income Statement Data:

	Six Months		From inception
	Ended	Year Ended	(September 29, 2009) to
	August 31,	February 28,	February 28,
	2011	2011	2010
Revenue	$38,842	$104,336	$24,000
Expenses	$79,506	$46,320	$14,267
Net Income (Loss)	$(76,980)	$15,945	$1,473

Balance Sheet Data:

	As of	As of	As of
	August 31,	February 28,	February 28,
	2011	2011	2010
Working Capital	$3,972	$80,600	$1,473
Total Assets	$43,675	$100,843	$24,000
Total Liabilities	$36,537	$16,725	$22,527

As of August 31, 2011 we had a working capital of $3,972 (February 28, 2011: $80,600) and accumulated deficit of $(59,562) since inception.

RISK FACTORS

You should carefully consider the risks described below and other information contained in this prospectus before making an investment decision. Any of the events discussed in the risk factors below may occur. If they do, our business, results of operations or financial condition could be materially adversely affected.

We face intense competition in our industry. If we are unable to compete successfully, our business will be seriously harmed.

The market for our web development and marketing services is highly competitive and has relatively low barriers to entry. Our competitors vary in size and in the variety of services they offer. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and an established client base. These competitors may be able to adapt more quickly to new or emerging web design technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sales of their services than we can. If we fail to compete successfully against our competitors, our revenue could decline and our business could be harmed.

The requirements of being a public company may strain our resources and distract our management.

Following the completion of this offering, we will be required to comply with various regulatory and reporting requirements, including those required by the Securities and Exchange Commission. Complying with these reporting and other regulatory requirements will be time-consuming and will result in increased costs to us and could have a negative effect on our business, results of operations and financial condition.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and requirements of the Sarbanes-Oxley Act of 2002, as amended, or SOX. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.  Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business and results of operations.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The Company is subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934 which does not require a company to file all the same reports and information as fully reporting company.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company, but only subject to the reporting obligations imposed by Section 15(d) of the Securities Exchange Act of 1934.

Pursuant to Section 15(d), we will be required to file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, once this registration statement is declared effective, including the annual report on Form 10-K for the fiscal year during which the registration statement is declared effective. That filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K.

After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

Our business relies on our ability to attract new customers. If we are unable to attract new customers, our business will fail.

Our future growth is dependent on our ability to attract new customers and our ability to sell additional services to our existing customers. We rely on online marketing and referrals from existing customers and other business associates to attract new customers. We also rely on selling additional services to our new or existing clients, such as search engine optimization and web marketing services, for additional revenue. If we are unable to attract new customers or sell additional services to our existing customers, our revenue will likely decline and our business will fail.

Our operating results could be impaired if we become subject to burdensome government regulation and legal uncertainties.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally.  However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to user privacy, content and copyrights.

The adoption of any additional laws or regulations may decrease the expansion of the Internet.  A decline in the growth of the Internet could decrease demand for our services and increase our cost of doing business.  Our business, financial condition and results of operations could be seriously harmed by any new legislation or regulation.

The funds raised in this offering and held by us during pendency of the offering may be subject to creditor’s claims.

We are offering a minimum of 1,000,000 and a maximum of 10,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.05 per share.

Funds from this offering will be placed in a separate bank account at Bank of America, NY.  This account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds.  Your subscription will only be deposited in a separate bank account under our name. Only Oleg Gabidulin, our Chief Executive Officer, and Vadim Erofeev, our Chief Financial Officer, will have the power to authorize a release of funds from this account upon completion of this offering. The funds will be maintained in the separate bank until we receive a minimum of $50,000 at which time we will remove those funds along with accrued interest and use the same as set forth in the Use of Proceeds section of this prospectus.  The accrued interest will be retained by us as proceeds of this offering. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will immediately used by us.

We lack an operating history. There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on September 29, 2009, and have realized $167,178 in revenues and incurred $140,093 in operating costs since inception.  As of August 31, 2011, we had deficit accumulated during the development stage of $(59,562).

We have a limited operating history upon which an evaluation of our future success or failure can be made.  Based upon current plans, we expect to continue generating revenues. However our revenues may not be sufficient to cover our operating costs.  We cannot guarantee that we will be successful in generating significant revenues in the future.  Failure to achieve a sustainable sales level will cause us to go out of business.

We depend on key personnel.

 Our future  success  will  depend  in  part  on the  continued  service  of key personnel,  particularly, Oleg Gabidulin, our  President and Director, Marina Sherbatenko, our Secretary and Treasurer, Vadim Erofeev, our Treasurer, Chief Financial Officer and Director, and Ilia Burakov, our Director.  We have entered into consulting agreements with Oleg Gabidulin, our President, and Vadim Erofeev, our Chief Financial Officer, on September 30, 2010. Either party can terminate these contracts with a sixty (60) day advance written notice. We have not entered into consulting or employment agreements with Mrs. Sherbatenko and Mr. Burakov. If any of our directors and officers will choose to leave the company, we will face significant difficulties in attracting potential candidates for replacement of our key personnel due to our limited financial resources and operating history. In addition, the loss of any key employees or the inability to attract or retain qualified personnel could delay our plan of operations and harm our ability to provide services to our current customers and harm the market’s perception of us.

Our officers, directors, consultants and advisors are involved in other businesses and not obligated to commit their time and attention exclusively to our business and therefore they may encounter conflicts of interest with respect to the allocation of time and business opportunities between our operations and those of other businesses.

Our directors are currently involved in other businesses and not obligated to commit their time and attention exclusively to our business and, accordingly, they may encounter conflicts of interest in allocating their own time, or any business opportunities which they may encounter, between our operations and those of other businesses.

Currently, Oleg Gabidulin, our President, and Director, Vadim Erofeev our Treasurer, Chief Financial Officer and Director, Marina Sherbatenko our Secretary and Treasurer and Ilia Burakov, our Director each commit between 10 to 25 hours per week of their time to our business in their capacities as officers and directors. Nevertheless, if the execution of our business plan demands more time than is currently committed by any of our officers, directors, consultants or advisors, they will be under no obligation to commit such additional time, and their failure to do so may adversely affect our ability to carry on our business and successfully execute our business plan.

Additionally, all of our officers and directors, in the course of their other business activities, may become aware of investment, business or information which may be appropriate for presentation to us as well as to other entities to which they owe a fiduciary duty. They may also in the future become affiliated with entities that are engaged in business or other activities similar to those we intend to conduct. As a result, they may have conflicts of interest in determining to which entity particular opportunities or information should be presented. If, as a result of such conflict, we are deprived of investment, business or information, the execution of our business plan and our ability to effectively compete in the marketplace may be adversely affected. If we become aware of such conflict of interests we will take an immediate action to resolve it. Each conflict of interest will be handled by the company based on the nature of the conflict and an individual involved in it.

Because our management has limited experience running a website development and online marketing company, our business has a higher risk of failure.

Our Directors have limited experience running a business that provides website development and online marketing services. As a result, we may not be able to recognize and take advantage of opportunities without the aid of qualified marketing, sales, and business development consultants. Our Directors’ decisions and choices may not be well thought out and our operations, earnings, and ultimate financial success may suffer irreparable harm as a result.

Holders of our common stock may have limited recourse against us and our directors and executive officers because all of our directors and all of our executive officers reside outside the United States.

All of our directors and all of our executive officers reside outside the United States. The assets of all of our directors and executive officers are located outside the United States. As a result, holders of our common stock may be limited in their ability to effect service of process within the United States upon our directors and executive officers or to enforce in a U.S. court a judgment obtained against our directors and executive officers in jurisdictions outside the United States, including actions under the civil liability provisions of U.S. securities laws. In addition, it may be difficult for holders of our common stock to enforce, in original actions brought in courts in jurisdictions outside the United States, liabilities predicated upon U.S. securities laws.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Liberty Vision, Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend.  Because we do not intend to declare dividends, any gain on an investment in Liberty Vision, Inc. will need to come through appreciation of the stock’s price.

Because our Directors, who are also our sole promoters, will own 79.92% of our outstanding common stock, if the minimum amount of the offering will be sold, they could make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our Directors own 100% of the outstanding shares of our common stock as of the date of this Offering.  If the minimum amount of the shares will be sold, our Directors will own 79.92% of our outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  They will also have the power to prevent or cause a change in control.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers’ network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock.  We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock.  Neither we nor our selling stockholders have engaged an underwriter for this Offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities.  A trading market may not develop in the future, and if one does develop, it may not be sustained.  If an active trading market does develop, the market price of our  common  stock is  likely to be highly volatile due to, among other  things,  the nature of our business and because we are a new public company with a limited operating  history.  Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders.  The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.  The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

     -    variations in our quarterly operating results;

     -    changes in general economic conditions;

     -    loss of a major customer, partner or joint venture participant; and

     -    the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion,  experienced  significant price and volume fluctuations that have affected the market prices for many companies' securities and that  have  often  been  unrelated  to the  operating  performance  of these companies.

Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

You could be diluted from our future issuance of capital stock and derivative securities.

As of August 31, 2011, we had 3,980,000 shares of common stock outstanding and no shares of preferred stock outstanding.  We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock.  To the extent of such  authorization,  our Board of  Directors  will have the  ability, without seeking stockholder approval, to issue additional shares of common stock or  preferred  stock  in the  future  for  such  consideration  as the  Board of Directors may consider  sufficient.  The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

The offering price of the shares was arbitrarily determined and bears no relation to our assets, earnings, book value or other criteria of value. Therefore it should not be used as an indicator of the future market price of the securities.

The $0.05 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. The offering price should not be regarded as an indicator of the future market price of the securities.

If our common stock is accepted for quotation on the OTC Bulletin Board, the application of the “Penny Stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.  The Securities and Exchange Commission has adopted Rule 3A51-1, which establishes the definition of a “Penny Stock,” for the purposes relevant to us, as any equity security that has market price of less than $5.00 per share or within an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15G-9 require:

      -   that a broker or dealer approve a person's account for transactions in penny stocks; and

      -   the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and  quantity of the penny stock to be purchased.

 In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      -   obtain financial information and investment experience objectives of the person; and

      -   make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has  sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

     -   sets forth the basis on which the broker or dealer made the suitability determination; and

     -   that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

FORWARD-LOOKING STATEMENTS

This Prospectus  contains  forward-looking  statements which involve assumptions and describe our future  plans,  strategies  and  expectations,  are  generally identifiable   by  use  of  the  words  "may,"   "will,"   "should,"   "expect," "anticipate,"  "estimate,"  "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such  forward-looking  statements  include  statements  regarding,  among  other things, (i) the potential markets for our products, our potential profitability and cash flows, (ii) our growth  strategies,  (iii)  anticipated  trends in the web development and marketing  industry,  (iv) our  future  financing  plans and (v) our  anticipated  needs for working  capital.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  These statements may be found under “Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.  In addition to the information expressly required to be included in this filing, we will provide such further material  information,  if any, as may be necessary to make the required statements,  in light of the circumstances under which they are made, not misleading.

Although  forward-looking  statements  in this  Prospectus  reflect  the good  faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks,  business,  economic and other risks and  uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Prospectus, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our Prospectus which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.

If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

USE OF PROCEEDS

Our Offering is being made on a self underwritten basis - with a minimum of $50,000 in gross proceeds.  The table below sets forth the use of proceeds if $50,000 (i.e. gross proceeds of the minimum offering) or $500,000 (i.e. gross proceeds of the maximum offering) of our common stock is sold.

Our Offering is being conducted on a best-efforts minimum 1,000,000/ maximum 10,000,000 basis. The offering scenarios presented below are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

	Minimum Offering Proceeds (Gross: $50,000)	Maximum Offering Proceeds ( Gross: $500,000)
Gross proceeds	$50,000	$500,000
Offering expenses	9,308	9,308
Net proceeds	$40,692	$490,692

The net proceeds will be used as follows:

	Minimum Offering Proceeds (Net: $40,692)	Maximum Offering Proceeds ( Net: $490,692)
Liabilities	$7,481	$7,481
Website Optimization Package Development	2,500	2,500
Ad Serving and Management Solution Development	30,000	30,000
Web Developer (Full time), Graphic Designer (Part-time)	-	120,000
Development of Web Publishing Suite of Services	-	300,000
General and administrative	711	30,711
TOTAL	$40,692	$490,692

Total offering expenses are approximately $9,308.  Of the $9,308, the amounts to be paid from the proceeds for expenses of the offering are: $3,250 for accounting fees; $800 for filing fees; $4,200 for legal fees; $58 for registration fee; and $1,000 for transfer agent fees. We will use the rest of the funds (net of offering expenses) for paying off our current liabilities, hiring new personnel and implementation of our business plan.

In the future, in addition to equity financing, we may rely on loans from our Directors and officers to continue our operations; however, there are no assurances that our Directors will provide us with any additional funds.  Currently, we do not have any arrangements for additional financing.  If we are not able to obtain needed financing and generate sufficient revenue from operations, we may have to cease operations.

DETERMINATION OF OFFERING PRICE

The offering price of $0.05 of our common stock has been arbitrarily determined in order for us to raise up to a total of $500,000 in this Offering and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition we took into consideration the most recent shares for debt settlement with our directors and officers at a deemed price of $0.05 per share. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION OF THE PRICE PER SHARE

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  As of August 31, 2011, the net tangible book value of our shares of common stock was $7,138 or approximately $0.0018 per share based upon 3,980,000 shares outstanding.

If the maximum number of shares is sold:

Upon completion of this Offering, in the event all of the shares are sold, the net tangible book value of the 13,980,000 shares to be outstanding will be $497,830, or approximately $0.0356 per share.  The amount of dilution to the shareholders acquiring shares in this offering will be $0.0144 per share.  The net tangible book value of the shares held by our existing shareholder will be increased by $0.0338 per share without any additional investment on their part.  The shareholders acquiring shares in this Offering will incur an immediate dilution from $0.05 per share to $0.0356 per share.

After completion of this Offering, if 10,000,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 71.53% of the total number of shares then outstanding for which the shareholders acquiring shares will have made cash investment of $500,000, or $0.05 per share.  Our existing shareholders will own approximately 28.47% of the total number of shares then outstanding, for which they have made contributions of cash of $2,700, or $0.001 per share and provided consulting services valued at $64,000.

If the minimum number of shares is sold:

Upon completion of this Offering, in the event 1,000,000 shares are sold, the net tangible book value of the 4,980,000 shares to be outstanding will be $47,830 or approximately $ 0.0096 per share.  The amount of dilution to the shareholders acquiring shares in this offering will be $ 0.0404 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.0078 per share without any additional investment on their part.  The shareholders acquiring shares in this offering will incur an immediate dilution from $0.05 per share to $ 0.0096 per share.

After completion of this Offering, if 1,000,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 20.08% of the total number of shares then outstanding for which the shareholders acquiring shares have made cash investment of $50,000, or $0.05 per share.  Our existing shareholders will own approximately 79.92% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $2,700, or $0.001 per share and provided consulting services valued at $64,000.

The following table compares the differences of investment in our shares to the shareholders acquiring shares in this Offering with investment in our shares of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0018
Net tangible book value per share after offering	$0.0356
Increase to present stockholders in net tangible book value per share after offering	$0.0338
Capital contributions (cash)	$2,700
Number of shares outstanding before the offering	3,980,000
Number of shares after offering held by existing stockholders	3,980,000
Percentage of ownership after offering	28.47%

Purchasers of shares in this Offering if all shares sold:

Price per share	$0.05
Dilution per share	$0.0144
Capital contributions	$500,000
Number of shares after offering held by public investors	10,000,000
Percentage of ownership after offering	71.53%

Existing stockholders if the minimum number of shares sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0018
Net tangible book value per share after offering	$0.0096
Increase to present stockholders in net tangible book value per share after offering	$0.0078
Capital contributions (cash)	$2,700
Number of shares outstanding before the offering	3,980,000
Number of shares after offering held by existing stockholders	3,980,000
Percentage of ownership after offering	79.92%

Purchasers of shares in this Offering if the minimum number of shares sold:

Price per share	$0.05
Dilution per share	$0.0404
Capital contributions	$50,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	20.08%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering a minimum of 1,000,000 and a maximum of 10,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.05 per share.

Funds from this offering will be placed in a separate bank account at Bank of America, NY.  This account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds.  Your subscription will only be deposited in a separate bank account under our name. Only Oleg Gabidulin, our Chief Executive Officer, and Vadim Erofeev, our Chief Financial Officer, will have the power to authorize a release of funds from this account upon completion of this offering. The funds will be maintained in the separate bank until we receive a minimum of $50,000 (cleared through the bank) at which time we will remove those funds along with accrued interest and use the same as set forth in the Use of Proceeds section of this prospectus.  The accrued interest will be retained by us as proceeds of this offering. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will immediately used by us.

We will return your funds to you in the form a cashier’s check sent Federal Express on the 271st day.  During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 270 day period referred to above. There are no finders involved in our distribution.  You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering.

The following are material changes that would entitle you to a refund of your money:

-        a change in the offering price;

-        a change in the minimum sales requirement;

-        a change in the amount of proceeds necessary to release the funds held in the separate bank account;

-        a change to allow sales to affiliates in order to meet the minimum sales requirement; and

-        an extension of the offering period beyond 270 days.

We will sell the shares in this Offering through our Directors, Oleg Gabidulin, Vadim Erofeev, Marina Sherbatenko and Ilia Burakov.  They will receive no commission from the sale of any shares.  They will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  The conditions are that:

1.    The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his  participation; and,

2.    The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.   The person is not at the time of their participation, an associated person of a broker-dealer; and,

4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our Directors and officers are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer.  They are and will continue to be our officers and Directors at the end of the Offering and have not been during the last 12 months and are currently not broker-dealers or associated with a broker-dealer.  They have not during the last twelve months and will not in the next 12 months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the “Commission”), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the Offering.  We will not utilize the Internet to advertise our Offering.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder.  They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check, money order or certified funds to us for acceptance or rejection. The subscription agreement and subscription funds can be mailed, couriered or delivered in person.  All checks, money orders or certified funds for subscriptions must be made payable to Liberty Vision, Inc. The funds from all accepted subscriptions will be deposited into the Bank of America account until we receive a minimum of $50,000 (cleared through the bank) at which time we will remove those funds along with accrued interest and use the same as set forth in the Use of Proceeds section of this prospectus.  The accrued interest will be retained by us as proceeds of this offering. Only Oleg Gabidulin, our Chief Executive Officer, and Vadim Erofeev, our Chief Financial Officer, will have the power to authorize a release of funds from this account upon completion of this offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation with limited operations and limited revenues from our business operations.  To meet our needs for cash required for the implementation of our business plan we are attempting to raise money from this offering.

If we raise the minimum amount through this offering, we will be able to achieve short term goals of our business plan and to continue operations and remain in business for the next 12 months.  If we are unable to generate revenues for any reason, or if we are unable to make a reasonable profit, we may have to cease operations.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend implementation of our business plan until we do raise the cash, or cease operations entirely if revenue from operations will not be sufficient to cover our operating costs.

If we raise the maximum amount, we believe we can implement our short term and long-term business plan and achieve profitable operations, however, we cannot guarantee that proceeds from this offering will be sufficient for us to continue as going concern for the next five years.  If we raise less than the maximum amount and we need more money, we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans.  Other than as described in this paragraph, we have no other financing plans.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in the development stage of operations and cannot guarantee that we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in advertizing and marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, increases in legal fees related to filings and regulatory compliance.

We anticipate relying on equity sales of our common stock in order to continue to fund implementation of our business plan.  Issuances of additional shares will result in dilution to our existing stockholders.  There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of Operations

Our results of operations, as reported in our consolidated financial statements, incorporate results of operations of our wholly owned Canadian subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

We were formed on September 29, 2009, and commenced our operations during the year ended February 28, 2010. Liberty Vision, Inc. is a provider of services that enable individuals and small businesses to establish, maintain and evolve an online presence.

Results of operations for the six months ended August 31, 2011 compared to the six months ended August 31, 2010.

Revenue

We generate revenue from sales of website development services. Our gross revenue from web development services for the six months ended August 31, 2011, was $38,842, compared to $17,441 for the same period in our fiscal 2010.  Our cost of revenues for the same period ended August 31, 2011, was $37,076 (August 31, 2010: $12,000) resulting in a gross profit of $1,766 (August 31, 2010: $5,441). The increase in revenues during the six months of our fiscal 2011 was attributable to the increase in complexity of the web development projects and, therefore, billable time incurred during this period. The increase in time spent on web development during the six months ended August 31, 2011 resulted in the increased cost of revenues that include web designers’ salaries. As a result we had a loss from operations of $76,980 during the six months ended August 31, 2011 compared to a loss of $8,125 during the period ended August 31, 2010.

Operating Costs and Expenses

The major components of our expenses for the six months ended August 31, 2011 and 2010 are outlined in the table below:

	Six Months Ended August 31, 2011	Six Months Ended August 31, 2010	Increase (Decrease) %

Payroll expenses	$ 36,957	$ -	100
Professional fees	10,200	-	100
Officer compensation	12,000	12,000	-
Consulting	12,000	-	100
Other	7,175	-	100
Depreciation	352	-	100
Rent	822	3,000	(72.6)
	$ 79,506	$ 15,000

The increase in our operating costs for the six months ended August 31, 2011, compared to the same period in our fiscal 2010, was due to the increase in our corporate activities, increase in expenses related to implementation of our business plan and increase in professional fees associated with our reporting obligations under the Securities Exchange Act. During the six months ended August 31, 2011 we had two full-time employees compared to none in the same period in 2010, therefore our payroll expenses were increased by $36,957. We incurred $10,200 (August 31, 2010: $Nil) in professional fees during the six months of our fiscal 2012. These fees consisted of accounting and audit fees of $6,000 and legal fees of $4,200. The legal fees were incurred by the company in relation to filing of our Registration Statement on the Form S-1.

The President of the Company provides management consulting services to the Company. During the six months ended August 31, 2011, management consulting services of $12,000 (August 31, 2010: $12,000) were charged to operations. The Chief Financial Officer of the Company provides consulting services to the Company. During the six months ended August 31, 2011, consulting services of $12,000 were charged to operations.

Other expenses ($7,175) represent bank charges of $357; filing fees of $2,600, office supplies and miscellaneous of $2,469 and travel expenses of $1,749. The increase in these costs was attributable to implementation of our business plan and general corporate activities.

During the six months ended August 31, 2011, the company incurred a depreciation expense of $352 associated with computer equipment purchased by the company in fiscal 2011. All these increases (see table above) were offset by a decrease in our office rent after the company moved its office to current location.  In addition to operating expenses the company incurred $1,136 in foreign currency transaction loss as of August 31, 2011,(May 31, 2010: $Nil).

Results of operations for the year ended February 28, 2011 compared to the period from inception (September 29, 2009) to February 28, 2010.

We were formed on September 29, 2009. Therefore the company was in the development stage only five months during our first reporting period of operations from inception to February 28, 2010. Accordingly the results of operations during the first fiscal period (5 full months) are not necessarily indicative of the results for the regular (12 months) full fiscal year. All revenues, cost of revenues and operating expenses during our fiscal 2010 were affected by the shorter reporting period compared to the full year of 2011.

Revenue

Our gross revenue from web development services for the year ended February 28, 2011, was $104,336, compared to $24,000 for the period from inception (September 29, 2009) to February 28, 2010. The increase in revenues was attributable to the increase in the number of web development projects during the full (12 months) fiscal year compared to the shorter reporting period ended February 28, 2010.  Our cost of revenues for the year ended February 28, 2011, was $36,130 (February 28, 2010) resulting in a gross profit of $68,206 (February 28, 2011: $16,000). The increase in cost of revenues during our fiscal 2011 was attributable to the increase in numbers and complexity of the web development projects and therefore billable time incurred during 2011. The increase in expenses related to web design such as the designer’s salary and increase in cost associated with website hosting and other charges from ISP providers resulted in the increase of cost of revenues during the 2011 compared to 2010. We hired two full-time employees during our fiscal 2011. Employees’ salaries were part of the cost of revenues as of February 28, 2011.

Operating Costs and Expenses

The major components of our expenses for the year ended February 28, 2011 and period from inception to February 28, 2010 are outlined in the table below:

	Year Ended February 28, 2011	From Inception (September 29, 2009) To February 28, 2010	Increase (Decrease) %

Officer compensation	$ 20,000	$ -	100
Consulting	14,000	8,000	75
Rent	6,493	-	100
Other	5,467	5,772	(5.24)
Legal-Organization costs	360	495	(27.27)
	$ 46,320	$ 14,267

The increase in our operating costs in our fiscal 2011, compared to our fiscal 2010, was due to the increase in our corporate activities and increase in expenses related to implementation of our business plan. Also shorter reporting period in our fiscal 2010 affected categories of operating costs and expenses charged on a monthly basis, such as officer compensation, consulting and rent expenses. Other general and administrative expenses were at comparable level in 2011 and 2010. The legal-organization costs of $495 represent the company’s formation expenditures in fiscal 2010 and incorporation of the subsidiary in fiscal 2011.

In addition to operating expenses we have recorded a provision for income taxes for the years ended February 28, 2011 and 2010 of $5,941 and $260 respectively. The increase in provision for income taxes correlates with increased revenues in 2011.

The following table shows calculation of our federal statutory income tax payable at the end of the year ended February 28, 2011 and 2010:

	Year Ended February 28, 2011	Year Ended February 28, 2010

Book income – pre tax	$ 21,886	$ 1,773
Book/tax depreciation differences	(3,518)	-
Loss on foreign subsidiary	21,238	-

US Federal taxable income (domestic)	$ 39,606	$ 1,773
Tax at 15%	$ 5,941	$ 260

Book income (pre-tax) is the income reported on our statement of operations for the years ended February 28, 2011 and 2010. Book/tax depreciation differences represent the cost of the computer equipment acquired by the company in its fiscal 2011. Loss of $21,238 on foreign subsidiary represent the loss of the Canadian subsidiary included in our statement of operations for the year ended February 28, 2011 on consolidated basis. This amount comprises of salary expense of $20,175, office expenses of $703, and incorporation costs of $360. Our reported book income of $21, 886 (pre-tax) for the year ended February 28, 2011 was adjusted as per above table to calculate US Federal taxable income.  There were no adjustments required for calculation of the income taxes for our fiscal 2010.

Below is reconciliation of the statutory tax rate and our effective tax rate for the year ended February 28, 2011:

Federal statutory rate	15%
Book/tax depreciation differences	(2.4%)	($3,518 x 15%=$528/$21,886)
Loss on foreign subsidiary	14.6%	($21,238x15%=$3,186/$21,886)

Effective tax rate on book income	27.2%

During the year ended February 28, 2011, we have hired consultants in the areas of bookkeeping and accounting.  We have retained an attorney in relation to this Registration Statement, and an auditor to audit our financial statements.  As of the date of this prospectus we have two full-time employees. We plan to hire additional personnel, subject to financing and our cash flow from operations, within twelve months from the effective date of our registration statement.

Since inception, we have sold 2,700,000 shares of common stock at $0.001 per share to our Directors for total proceeds of $2,700 and issued 1,280,000 restricted shares of common stock in the capital of the Company at a deemed price of $0.05 per share to settle the amounts owed to the Company’s President and Chief Financial Officer for consulting and management services.

Liquidity and Capital Resources

Working Capital	Six Months Ended August 31, 2011	Year Ended February 28, 2011	September 29, 2009 (Inception) Through February 28, 2010
Current Assets	$40,509	$97,325	$24,000
Current Liabilities	$36,537	$16,725	$22,527
Working Capital	$3,972	$80,600	$1,473

Cash Flows

The table below, for the periods indicated, provides selected cash flow information:

	Six Months Ended August 31, 2011	Year Ended February 28, 2011	September 29, 2009 (Inception) Through February 28, 2010
Cash provided by (used in) operating activities	$(67,517)	$85,483	$-
Cash used in investing activities	$-	$3,518	$-
Cash provided by financing activities	$-	$2,700	$-
Net increase (decrease) in cash	$(67,517)	$84,665	$-

All our revenues for the years ended February 28, 2011 and 2010 and six months ended August 31, 2011 were generated by the web development revenue stream. Beside cash received from web development services we received proceeds from the issuance of 2,700,000 shares of common stock at $0.001 per share during the year ended February 28, 2011. No shares were sold during the year ended February 28, 2010 or six months ended August 31, 2011. We had no other sources of cash inflow during the reporting periods.

We anticipate that for the next 12 months we will be generating cash from the same revenue stream. We intend to increase our revenues by offering other services to our existing clients, including paid search advertizing, social and viral marketing, blogging, and search engine optimization. These services will provide additional cash inflow for our working capital. There is no guarantee that our clients will sign up for one or more of these services. In this case we will retain website development services and equity financing as our primary sources of financing of our operations.

Cash Flows from Operating Activities

Our cash flows from operating activities represent the most significant source of funding for our operations. The major uses of our operating cash include funding payroll (salaries, bonuses and benefits), general operating expenses (marketing, travel, computer, legal and professional expenses, and office rent) and cost of revenues. Our cash provided by operating activities generally follows the trend in our net revenues and operating results.

Six Months ended August 31, 2011 and 2010

Our cash used in operating activities of $(67,517) for the six months ended August 31, 2011 was primarily the result of our net income plus non-cash charges, such as depreciation and amortization. Cash flows resulting from changes in assets and liabilities include an increase in accounts receivable, prepaid expenses, accounts payable and accrued liabilities and amounts due to related party. The increase in accounts receivable was mostly due to the sales completed in the second half of the reporting period in 2011. These receivables were collected subsequent to August 31, 2011. The increase in prepaid expenses was due to a cash advance paid to our full-time employee at the end of August 2011. The increase in accrued liabilities reflected the increase in our general operating expenses incurred during the six months ended August 31, 2011 that remained unpaid at the end of the reporting period. Other changes in assets and liabilities included a decrease in payroll taxes payable and income taxes payable. We did not generate or use any cash during the six months ended August 31, 2010.

Cash flows resulting from changes in assets and liabilities during the six months ended August 31, 2010 included an increase in accounts receivable and accounts payable and accrued liabilities and amounts due to related party.

Years ended February 28, 2011 and 2010

Our cash provided by operating activities of $85,483 during the year ended February 28, 2011 (February 28, 2010: $Nil) was mostly the result of our net income of $15,945 (February 28, 2010: $1,473) plus non-cash charges, such as shares for debt settlement of $64,000 (February 28, 2010: $Nil).

Cash flows resulting from changes in assets and liabilities during the year ended February 28, 2011 include a decrease in accounts receivable, accounts payable and accrued liabilities and an increase in payroll taxes and income taxes payable. The decrease in accounts receivable was mostly due to the improved effectiveness of the collection of outstanding amounts and implementation of a requirement of a mandatory retainer from new clients. The decrease in accounts payable and accrued liabilities reflected cash payments of fiscal 2010 liabilities and shares for debt settlement.

Shares for debt settlement. During the year ended  February 28, 2011, the Company issued 1,280,000 restricted shares of common stock in the capital of the Company at a deemed price of $0.05 per share to settle the amounts owed to the Company’s President and Chief Financial Officer. This settlement allowed the Company to save $64,000 in cash payments to related parties. We do not expect another settlement like this to be reached during our current fiscal year or thereafter.

Other changes in assets and liabilities included an increase in payroll taxes payable and income taxes payable. We did not generate or use any cash during year ended February 28, 2010. Cash flows resulting from changes in assets and liabilities during the year ended February 28, 2010 included an increase in accounts receivable and accounts payable and accrued liabilities and income taxes payable.

Income taxes payable. We have recorded a provision for income taxes for the years ended February 28, 2011 and 2010 of $5,941 and $260 respectively. We paid $6,201 for income taxes subsequent to February 28, 2011. Our income tax expenses during our current fiscal year will depend on revenues and net income from operations. We will incur income tax expenses in the future if we generate sufficient revenue to cover our operating expenses, expenses associated with implementation of our business plan and investing activities.

Payroll taxes payable. As of February 28, 2011 we had $3,043 in payroll taxes payable compared to $Nil as of February 28, 2010. The increase in payroll taxes payable was attributable to the increase in the number of our full-time employees. The payable amount of payroll taxes will be increased if we hire additional personnel. We expect that cash provided by operating activities may fluctuate in future periods as a result of a number of factors including fluctuations in our net revenues and operating results, utilization of new revenue streams, collection of accounts receivable, and timing of billings and payments.

Cash Flows from Investing Activities

We did not generate any cash from investing activities during the six months ended August 31, 2011 and 2010 and years ended February 28, 2011 and 2010. The only cash used in investing activities was cash that we paid for the purchase of the computer equipment during the year ended February 28, 2011. We paid $3,518 for computer equipment. We may invest in computer equipment and software during our current fiscal year, subject to financing. Depreciation expense will also be affected by the addition of computer equipment to our pool of capital assets.

Cash Flows from Financing Activities

We did not generate any cash from financing activities during the six months ended August 31, 2011 and 2010. During the year ended February 28, 2011 the Company sold 2,700,000 shares of common stock at par to the Company Directors for $2,700 in cash. No cash was generated or used by financing activities during the year ended February 28, 2010.

We believe that we need approximately an additional $50,000 (gross) to implement our short-term business plan and meet our working capital requirements over the next 12 months.  Our intention is to obtain this money through this offering. We intend to use the proceeds from this offering to finance our ongoing operations and implementation of our short-term (12 months) business plan (see Plan of Operations, page 26). As of the date of this Registration Statement we do not have any other arrangements of sources of financing beside anticipated proceeds from this offering and proceeds from future sales.

We anticipate future capital requirements for financing of our ongoing operations to be approximately $100,000 per year. In addition we will require approximately $330,000 over the five-year period for development and introduction of the new products.

Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek, in addition to equity financing, other sources of financing (e.g. bank loan, line of credit, shareholder loan) on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.   If we are unable to generate profits sufficient to cover our operating costs or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.  Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this Prospectus or any supplement hereto.  We have not authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it.  We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus regardless of the date of delivery of this Prospectus or any supplement hereto, or the sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since that date.

We were formed on September 29, 2009. Liberty Vision, Inc. is a provider of services that enable individuals and small businesses to establish, maintain and evolve an online presence. We offer a full range of web services, including custom web design, website usability consulting, website maintenance, web analytics implementation, web marketing services, social and viral marketing campaigns and search engine optimization consulting.

On January 27, 2011 we have incorporated a wholly owned (ownership interest – 100%) subsidiary Liberty Vision Media, Inc. Our consolidated financial statements include the accounts of our subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

As of the date of this Prospectus we had two employees. All of our employees are full time employees.

References in this Prospectus to “Liberty Vision” refer to Liberty Vision, Inc. and its subsidiary, on a consolidated basis, unless otherwise indicated or the context otherwise requires.

Web Design and Online Marketing Industry

Web Design

The internet has become the primary source for information for many people as well as a way to purchase goods and services, socialize and access the most up to date news. While most large corporations already use the internet to market and sell to customers around the world, many small and new businesses have not capitalized on the global reach and ease of communication a website provides. In today’s world it is essential for companies who want to attract new consumers to have a website that is professional and informative. Many new businesses and small businesses that do not yet have an online presence are using web developers to help design and launch their websites. With a large number of web development companies, both large and small, and the demand for professionally designed websites, the web development industry is highly competitive.

There are many reasons for a business to invest in developing a website. Some advantages of having a website include:

•         Businesses with a website are open to customers for business 24 hours a day and potential customers in different time zones do not have to conform to regular office hours in order to purchase products or find more information about a business. Online forms can be used to allow potential customers to request quotes or other information, without the cost of a long distance call.

•         A website is also much easier and cost effective to update than any printed material, which allows companies to provide consumers with more comprehensive and up to date information.

•         Another advantage of having an online presence is the ability to sell your products through an online store. This allows a potential customer to browse through a company’s products and purchase them from the comfort of their homes. It also allows customers to purchase products that are not available in their local stores.

•         A website can also be used as an effective recruiting tool. Many businesses are posting job opportunities on their websites as well as descriptions about the company’s benefits and culture.

Online Marketing

Online marketing is relatively inexpensive when compared to traditional advertising. Companies can reach a wide audience for a small fraction of a traditional advertising budget. Many consumers now use the internet as one of the primary sources to gather information about companies and purchase goods and services.  Online marketing allows companies to target those consumers and bring them directly to their website with a fairly low marketing budget.

A big advantage of online marketing is the ability to measure statistics easily and relatively inexpensively. Nearly all aspects of an Internet marketing campaign can be tracked, measured, and tested. Companies who use online marketing can use a variety of methods to track the results of their campaigns through the use of such tracking devices as web analytics. Therefore, marketers can determine which messages or offerings are more appealing to the audience. The results of campaigns can be measured and tracked immediately because online marketing initiatives usually require users to click on an advertisement, visit a website, and perform a targeted action. Such measurement cannot be achieved through billboard advertising, where an individual may be interested but has to take additional steps, such as visiting a store or researching online to obtain more information or purchase the product or service being advertised.

Due to the effectiveness of online advertising and the relatively low cost, many companies are now using online marketing alongside traditional marketing. For small businesses that do not have a large marketing budget, online marketing is sometimes the only way they can advertise their business to consumers.

Online Marketing tools include:

-          Paid Search Advertising. Paid search advertising refers to search engine advertising such as Google AdWords (Yahoo and MSN have similar paid search programs available). With paid search advertising, companies only pay each time someone clicks from their ad on the search engine (e.g. Google) through to their website. The main benefit of this type of online advertising is an immediate increase in targeted website traffic and potential new clients.

-          Email Marketing. Email marketing is an integral part of an effective online marketing strategy. While being targeted, measurable and effective, and at half the cost of traditional direct marketing efforts, e-marketing campaigns and newsletters have provided a form of communication that many companies are now adding to their marketing initiatives.

-          Social Media Marketing. Social Media Marketing is a popular web marketing method. With high traffic sites like Facebook, YouTube and Twitter available to help businesses, smart business owners are investing in this highly profitable niche to not only drive traffic to their sites, but to get people talking about their company and its products.

-          Blogging. Blogging is another popular online marketing tool that allows companies to write about new developments in their business in an informal and relatable way as well as constantly add new content to their websites and increase their search engine optimization.

Competition

Competition in the web development and online advertising industry is intense and highly fragmented. Our competition is any company that provides one or more of our company’s core service offerings. Our competition includes Advertising Firms, Public Relations Companies, Web Design Companies, Graphic Design Companies, and Search Engine Optimization Firms.  Our competitors range in size from small, local independent firms and individuals to very large conglomerates. Such fragmentation can mean that a small business owner can employ more than one web services provider to get a needed mix of web design and online marketing services for theirdesired budget. The web services industry is always evolving with thousands of new competitors entering the market every year. It is becoming very difficult for companies to distinguish themselves in the market and gain new customers.

In addition to competitors, many businesses are deciding to design their own websites and execute online advertising campaigns themselves, reducing the number of potential customers. There are a large number of companies that provide website templates that a business can purchase and change easily, without the need to hire a web development company. While basic coding knowledge is needed to effectively customize a template to fit an individual business’s needs, many new businesses are choosing to use an existing template versus paying for a new website design.

Our Business

Description of Business

Liberty Vision is a full service web design and online marketing agency. We provide services such as web design and development and online marketing solutions that enable small businesses to build and maintain an effective presence online. To date, we have focused on providing one-off services such as development of a fully functioning website to small business clients. We plan to expand our service offerings to include subscription-based service packages.

Our current services include:

Website Development and Consulting

Website Design Services

We design websites to suit small business needs, whether it’s a fully interactive flash-driven site or a simple informational page. Our custom design service includes the development of a unique website look and layout that is created specifically for our client.

Website Usability Consulting

Through our website usability consulting services, we help our customers ensure that their website is as intuitive and easy to use as possible for their visitors. Areas we consult on include design and layout, information architecture, ease of navigation, functionality, accessibility, content and search engine optimization requirements.

Website Maintenance

Keeping a website up to date is crucial to ensure effective communication with the website visitors and clients of the business. It also improves the website's search engine optimization if the content is being updated on a regular basis.

Web Analytics Implementation

It is essential to know who is coming to a website, where they are coming from, what keywords they are using to find the site, and what they are interested in once they have arrived. Liberty Vision helps with implementation of Google Analytics, a web statistics package that provides all this information.

Web Marketing

Paid Search Advertising

Paid search advertising refers to search engine advertising such as Google AdWords (Yahoo and MSN have similar paid search programs available). Search advertisements are targeted to match key search terms (called keywords) entered on search engines. We help our clients manage their search campaigns by:

•         Selecting targeted keywords and monitoring their effectiveness.

•         Creating relevant ad text that is likely to convert leads into new clients.

•         Structuring and optimizing campaigns for better performance and maximum results.

•         Providing monthly client reporting to communicate the strategies we’ve implemented and recommendations for future improvement.

•         Developing and researching possible new avenues of online marketing to build the new client base.

Online Marketing Review

We provide feedback and recommendations on how to improve areas such as: website design and layout, information architecture, ease of navigation, functionality, accessibility, content and search engine optimization requirements.

Landing Page Development

There are times when an advertising campaign needs to send users to a specific 'landing page' on a website as opposed to the homepage or another general site page. We assist with landing page development which is a must have for any sort of paid search advertising.

Blogging

A blog is an efficient way to improve search engine optimization while encouraging repeat visitors and increasing visitor retention. We can implement a customized blog that blends seamlessly into the design of an existing website.

Social & Viral Marketing

Social and Viral Marketing Campaigns

We help companies to create innovative, interactive online campaigns that build brand awareness.

Social Media Consulting

We provide consulting services on social media outlet management, such as corporate Facebook pages and Twitter account updates.

Custom Facebook Page Design

We help ensure that the company’s presence on Facebook reflects the look and feel of the company's brand and website.

Twitter

Maintaining and managing an active and effective Twitter account requires regular attention. Our twitter management services include: monitoring the account and Twitter in general, responding to specific comments from followers, responding to general comments related to our client’s business and adding new followers.

Search Engine Optimization (SEO) Consulting

Keyword Strategy

Proper keyword selection is the foundation of any good search engine effort. We run predictive queries to determine the level of search traffic and go after terms that have sufficient search volume. Potential for conversion is evaluated against the level of search traffic. Our goal is to get the site high quality traffic, not just quantity. We evaluate the competitiveness of the keywords to be targeted. The level of competitiveness of our client’s keywords helps us to evaluate which In-page and Off- page strategies that will be necessary to get results.

In-page Strategy

We review the website to implement changes that are required for the site to rank well for the terms identified in the Keyword Strategy. We examine what impediments are preventing search engine spiders from crawling the site and how they can be rectified.

Content Strategy / Authority Building:

Quality content is one of the fundamental keys to attracting relevant quality links from other sites, and therefore in securing superior search engine rankings. Quality content is the only strategy condoned by Google, Yahoo, and Bing.

With the advent of Universal Search, many types of content now exist, and provide opportunities to rank. Some opportunities are:

a. textual content

b. images/picture

c. videos

d. user ratings and reviews

e. widgets and calculators

f. user generated content

g. press releases/news

h. location on a map (Google Local)

When done properly, content is not only distinctive, but can position the author as an authority in his/her space. Being viewed as an authority has many advantages, including the attraction of many more opportunities related to quality relevant links.

Plan of Operations

We expect to complete our offering within three to six months from the effective date of our registration statement.

To date, we have focused on providing individualized services to clients on a contract basis. Our plan over the next twelve months is to expand our client base, to develop a suite of subscription-based services that will allow us to generate a steady stream of revenue and to incorporate online ad management services to our services offered.

We plan to develop a suite of subscription-based services to offer to our existing clients and to new customers starting in the fourth quarter of 2011. The scope of services offered will depend on the amount raised through this offering.

If we raise the minimum amount, we plan to develop and offer the following services:

a)      Website Optimization Monthly Package.

In order to receive the most effective results from website optimization, SEO solutions should be implemented and refined on an ongoing basis. Regular optimization efforts are very important, as search engines are known for revising their algorithms. We plan to offer 3-4 different packages of monthly website optimization services, based on service hours provided. The allotment of hours may be used towards solutions such as keyword research, SEO copywriting, optimized website coding, naming strategy improvements, internal link building or inbound link building. We expect to spend approximately $2,500 to develop this service.

b)      Ad Serving and Management.

Our customers may want to serve online ads on their website, or may need to implement a Pay Per Click advertising campaign to advertise their goods and services. We plan to develop a range of services to address both publishers’ (websites that serve ads from ad networks) and advertisers’ needs. By purchasing a monthly subscription package, a Liberty Vision client will get custom designed ads, whether text-only or graphic banners, management, scheduling and prioritizing of their ads, and implementation with online ad serving solutions such as Google DoubleClick for Publishers or Google Adwords. We expect to spend approximately $30,000 to develop this range of services.

If we do not sell the minimum amount of shares, we will be forced to indefinitely postpone the development and launch of these services.

If we raise the maximum amount, we plan to develop and offer the Website Optimization Monthly Package and Ad Serving and Management services, as well as, hire a full-time web developer and a part-time graphic designer. We expect these hires to cost approximately $120,000 per year. All future hiring will be subject to financing and sufficient cash flow from operations. If we raise the minimum amount of proceeds from this offering we may not be able to hire additional employees.

Additionally, we plan to develop a suite of services that will allow a customer to design, build and publish their own website using a simple interface that does not require any knowledge of HTML coding. We expect to spend approximately $300,000 on this project and launch it within 2 years of completion of the offering, if we raise the maximum amount. The project will consist of a standalone website that will feature monthly subscription-based websites that the user can create, edit and publish using a simple intuitive interface.

Long-term Plan of Operations

Our long-term, five-year plan is to expand our client base, introduce new services subject to financing and sufficient cash flow from operations, and continue marketing our services to potential clients. There is no assurance we will be successful in completing our short-term plan of operations or achieving profitable operations necessary to implement our long-term plan.

Financing

We intend to raise a minimum of $50,000 and up to a maximum of $500,000 of gross proceeds from this Offering.  Management believes that if we raise the minimum amount we will have sufficient cash flow to implement our short-term business plan and to meet our capital requirements for at least the next 12 months.  Management expects to keep operating costs to a minimum until cash is available through financing or operating activities.  If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

Description of Property

Our principal executive offices are located at 2530 Meridian Parkway, Suite 200, Durham, NC and our telephone number is (919) 806-4593.  We use our office for business development, administration, all correspondence and occasional meetings with our existing and potential clients. Our designers are located in Toronto, Canada. Our primary website address is www.LibertyVisionOnline.com. We do not hold ownership or leasehold interest in any property and pay our office rent on a monthly basis.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and Directors and their respective ages as of the date of this Prospectus are as follows:

Name	Age	Position

Oleg Gabidulin	49	President, Chief Executive Officer, Director

Vadim Erofeev	54	Treasurer, Chief Financial Officer, Director

Marina Sherbatenko	49	Secretary, Director

Ilia Burakov	23	Director

The Directors will serve as Directors until our next annual shareholder meeting or until a successor is elected who accepts the position.  Directors are elected for one-year terms.  Officers hold their positions at the will of the Board of Directors, absent any employment agreement.  There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Liberty Vision affairs.

Oleg Gabidulin. Mr. O. Gabidulin earned his Information Systems and Technology engineering degree from Moscow Technical University of Communications and Informatics (MTUCI). For the past eleven years he has worked as a freelance computer programmer and designer on a contract basis. Mr. Gabidulin has extensive project management experience in software and web development, having lead full lifecycle launches of projects, authored product requirements and specifications, and lead and project managed a team in development of these products. Mr. Gabidulin currently works on a project with another private company and devotes minimum of 20 hours per week to the business of Liberty Vision.

Vadim Erofeev. Mr. V. Erofeev holds a Master of Engineering in Logistics degree and has more than twenty years experience in the field of logistics and supply chain management.  For the past seven years, Mr. Erofeev has operated his own logistics and freight management company “Erofeev Logistics Inc.” Mr. Erofeev is experienced at handling all aspects of business operations, including sales and marketing, strategic and financial business planning, contract negotiation and customer service. As a sole proprietor, he has developed valuable decision-making and project management skills. Currently Mr. Erofeev manages his private company Erofeev Logistics and devotes minimum of 15 hours per week to the business of Liberty Vision.

Marina Sherbatenko.  Mrs. M. Sherbatenko holds degree in Information Management. Throughout her career she had worked as an Engineer of Automation and Control Systems, and for the past six years has been employed by “Arbis Soft”, where she is involved in consulting, project management, technical support, automation software design and development. Mrs. Sherbatenko has lead small teams on various projects and played the role of mentor and architect for the team. She has collaborated with product managers, designers and software engineers to ensure design vision is maintained, final markup is standards compliant, and UI deliverables are completed on time. Mrs. Sherbatenko can handle multiple project requirements and identify new technologies that improve product development and the user experience. Mrs. Sherbatenko devotes minimum of 10 hours per week to the business of Liberty Vision.

Ilia Burakov. Mr. I. Burakov studied computer science and is currently employed by “Atapy Software”, a company that specializes in contract programming in the fields of OCR/ICR, document imaging/management and data capture as a software developer. Mr. Burakov has extensive experience with software programming and web programming tools such as MySQL, Flash, HTML5, Java, CSS, JSP and Adobe Suite. He has a good understanding of the full lifecycle of web and software product development and contributes most to complex data-intensive projects, as well as search engine optimization and building multi platform products.  Mr. Burakov devotes minimum 15 hours per week to the business of Liberty Vision.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers from inception on September 29, 2009 through February 28, 2011, our fiscal year end.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value &
							Nonquali-
						Non-Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)**	($)	($)	($)	(S)	($)	($)*	($)
Oleg Gabidulin	2011	10,000	0	0	0	0	0	14,000	24,000
President, CEO	2010	0	0	0	0	0	0	8,000	8,000

Vadim Erofeev, CFO,	2011	10,000	0	0	0	0	0	14,000(a)	24,000
Treasurer,	2010	0	0	0	0	0	0	8,000(a)	8,000

Marina Sherbatenko	2011	0	0	0	0	0	0	0	0
Secretary	2010	0	0	0	0	0	0	0	0

* -  The company's president and chief financial officer provided consulting services to the company as per unwritten arrangement with the company at $2,000 per month during the period from November 1, 2009 to September 30, 2010. These services included: overseeing daily operations; identifying new customers, corresponding with customers, vendors, business partners, professional firms and regulatory authorities; monitoring the company’s reporting and compliance activities, web development and project management.

(a)   – A portion of consulting services of $14,000 (Year Ended February 28, 2011) and $8,000 (Year Ended February 28, 2010) attributable to web development and project management provided by Mr. Erofeev was reported as cost of revenues on our statement of operations.

** - The company's president and chief financial officer provided consulting services to the company as per Consulting Agreements with the company at $2,000 per month during the period from October 1, 2010 to February 28, 2011. These services, totaling $20,000, were reported as officer compensation expense on our statement of operations for the year ended February 28, 2011.  These services include: implementing new business opportunities, overseeing daily operations; identifying new customers, corresponding with customers, vendors, business partners, professional firms and regulatory authorities; monitoring the company’s reporting and compliance activities.

The following table sets forth information with respect to compensation paid by us to our officers during the years ended February 28, 2011 and 2010 as reported on our statement of operations:

	Year Ended February 28, 2011	Year Ended February 28, 2010

Oleg Gabidulin, President
- Consulting	$ 14,000	$ 8,000
- Officer compensation	10,000	-
	$ 24,000	$ 8,000

Vadim Erofeev, CFO
- Cost of revenue	$ 14,000	$ 8,000
- Officer compensation	10,000	-
	$ 24,000	$ 8,000

We have entered into Consulting Agreements with Oleg Gabidulin, our President,  and Vadim Erofeev, our Chief Financial Officer, on September 30, 2010 (Exhibits 10.1 and 10.2). During the period from November 1, 2009 to September 30, 2010, both Mr. Gabidulin and Mr. Erofeev provided consulting services to the company as per unwritten arrangement at $2,000 per month. On February 16, 2011 the Company issued 1,280,000 restricted shares of common stock in the capital of the Company at a deemed price of $0.05 per share to settle the amounts totalling $64,000 owed to the Company’s President and Chief Financial Officer.

The following table sets forth information with respect to compensation paid by us to our directors during the period from inception on September 29, 2009 through February 28, 2011.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Oleg Gabidulin	0	0	0	0	0	0	0
Vadim Erofeev	0	0	0	0	0	0	0
Marina Sherbatenko	0	0	0	0	0	0	0
Ilia Burakov	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed. There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of February 28, 2011, and December 2, 2011 of our common stock by each of our Directors, and by all executive officers and Directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of February 28, 2011, and December 2, 2011, there were 3,980,000 common shares issued and outstanding.  All persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Before Offering	Percent of Class After Offering with Minimum Number of Shares Sold	Percent of Class After Offering with Maximum Number of Shares Sold
		(1)	(%)	(%)	(%)

Common	Oleg Gabidulin, President C.E.O. and Director	1,640,000	41.21	32.93	11.73

Common	Vadim Erofeev ,C.F.O., Treasurer and Director	1,140,000	28.64	22.89	8.15

Common	Marina Sherbatenko, Secretary and Director	700,000	17.59	14.06	5.01

Common	Ilia Burakov, Director	500,000	12.56	10.04	3.58

	All Officers and Directors as a Group that consists of three persons	3,980,000	100.00	79.92	28.47

    (1)   - Includes shares that could be obtained by the named individuals within the next 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into transactions with our officers, Directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock or family members of these persons wherein the amount involved exceeds the lesser of $120,000 or one percent company's total assets at year end for the last completed fiscal year.

The President of the Company provides management consulting services to the Company. During the year ended February 28, 2011, management consulting services of $24,000 (February 28, 2010: $8,000) were charged to operations. During the last quarter of fiscal 2011 the Company issued 640,000 restricted shares of common stock in the capital of the Company at a deemed price of $0.05 per share to settle the amount owed to the Company’s President.

The Chief Financial Officer of the Company provides consulting services to the Company. During the year ended February 28, 2011, consulting services of $24,000 (February 28, 2010: $8,000) were charged to operations. During the last quarter of fiscal 2011 the Company issued 640,000 restricted shares of common stock in the capital of the Company at a deemed price of $0.05 per share to settle the amount owed to the Company’s Chief Financial Officer.

In addition during the period from September 29, 2009 (inception) to February 28, 2011, the Company issued 2,700,000 shares of common stock at $0.001 per share to its Directors and officers for total proceeds of $2,700.

We did not have any promoters besides our directors at any time during the past five fiscal years.

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of Liberty Vision, Inc. consists of 75,000,000 common shares, $0.001 par value.  Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Liberty Vision, whether voluntary or involuntary, to share equally in the assets of Liberty Vision available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Liberty Vision' Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Liberty Vision’ common stock are entitled to dividends if declared by the Board of Directors out of funds legally available. Liberty Vision does not anticipate the declaration or payment of any dividends in the foreseeable future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Liberty Vision’ financial condition, capital requirements, general business conditions, and other factors.  Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

The re-sales of 10,000,000 shares of common stock registered in this Offering must either be registered or rely upon an exemption from registration.

No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder.  Our 3,980,000 issued and outstanding shares have been held since February, 2011, and are subject to the sale limitations imposed by Rule 144.  Under Rule 144, since our Directors an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

LEGAL PROCEEDINGS

No officer, Director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.  We are not aware of any pending or threatened legal proceedings which involve Liberty Vision, Inc.

During the past ten years, Mr. Gabidulin, Mr. Erofeev, Mrs. Sherbatenko and Mr. Burakov have not been the subject of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Gabidulin, Mr. Erofeev, Mrs. Sherbatenko  or Mr. Burakov were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Gabidulin’s, Mr. Erofeev’s, Mrs. Sherbatenko’s or Mr. Burakov’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against  such  liabilities  is asserted by one of our  Directors, officers  or controlling persons in connection with the securities being registered, we will, unless in the  opinion  of our legal  counsel  the  matter has been  settled by controlling  precedent,  submit the question of whether such indemnification is against  public  policy to court of  appropriate  jurisdiction.  We will then be governed by the court's decision.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements included in this  Prospectus  and the  Registration Statement  have been audited by Ronald R. Chadwick P.C., Registered Certified Public Accountants,  to the  extent  and for the  periods  set  forth in  their  report appearing  elsewhere in this document and in the  registration  statement  filed with the SEC,  and are  included  in reliance  upon such  report  given upon the authority of said firm as experts in auditing and accounting.

Synergen Law Group, our legal counsel, has provided an opinion on the validity of our common stock.  We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

ADDITIONAL INFORMATION

We have filed with the Commission a Registration Statement on Form S-1 under the 1933 Act with respect to the securities offered by this Prospectus.  This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission.  For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement.  The Registration Statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

REPORTS TO SECURITY HOLDERS

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Reports to Security Holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website at http://www.sec.gov.

FINANCIAL STATEMENTS

LIBERTY VISION, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2011 AND 2010

(Unaudited)

Consolidated Balance Sheets as of August 31, 2011 and February 28, 2011……………………………...............................................................	F-2
Consolidated Statements of Operations for the Three Months and Six Months Ended August 31, 2011 and 2010 and Cumulative from Inception....	F-3
Consolidated Statement of Stockholders’ Equity for the Period from Inception through August 31, 2011...............................................................	F-4
Consolidated Statements of Cash Flows for the Six Months Ended August 31, 2011 and 2010 and Cumulative from Inception................................	F-5
Notes to Consolidated Financial Statements August 31, 2011 and 2010………………………………...................................................................	F-6

LIBERTY VISION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
(Unaudited)

ASSETS
	August 31,	February 28,
	2011	2011
Current Assets:
Cash	$ 17,148	$ 84,665
Accounts receivable	17,649	12,660
Prepaid expenses	3,816	-
Refundable tax assets	1,896	-
Total current assets	40,509	97,325

Computer equipment, net	3,166	3,518
Total Assets	$ 43,675	$ 100,843

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$ 9,508	$ 7,481
Accounts payable - related party	24,000	-
Payroll taxes payable	3,029	3,043
Income taxes payable	-	6,201
Total current liabilities	36,537	16,725
Total Liabilities	36,537	16,725

Commitments and Contingencies

Stockholders' Equity:
Common stock, par value $0.001 per share, 75,000,000 shares authorized;
3,980,000 shares issued and outstanding	3,980	3,980
Additional paid in capital	62,720	62,720
Deficit accumulated during the development stage	(59,562)	17,418
Total stockholders' equity	7,138	84,118

Total Liabilities and Stockholder's Equity	$ 43,675	$ 100,843

The accompanying notes to financial statements are
an integral part of these statements.

F-2

LIBERTY VISION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
					Cumulative
	Three Months		Six Months		From Inception
	Ended		Ended		(September 29, 2009)
	August 31,	August 31,	August 31,	August 31,	Through August 31,
	2011	2010	2011	2010	2011

Revenues, net	$ 19,645	$ 7,846	$ 38,842	$ 17,441	$ 167,178
Cost of Revenues	14,148	6,000	37,076	12,000	81,206
Gross Profit	5,497	1,846	1,766	5,441	85,972
Expenses:
General and administrative-
Payroll expenses	20,732	-	36,957	-	36,957
Professional fees	1,500	-	10,200	-	10,200
Officer compensation	6,000	6,000	12,000	12,000	32,000
Consulting	6,000	-	12,000	-	34,000
Other	3,348	-	7,175	-	18,414
Legal - Organization costs	-	-	-	-	855
Depreciation	176	-	352	-	352
Rent	671	1,500	822	3,000	7,315
Total operating expenses	38,427	7,500	79,506	15,000	140,093
Loss from Operations	(32,930)	(5,654)	(77,740)	(9,559)	(54,121)
Other (Income) Expense
Foreign currency transaction loss	742	-	1,136	-	1,136
Total Other (Income) Expense	742	-	1,136	-	1,136
Provision (Benefit) for Income Taxes	(72)	(848)	(1,896)	(1,434)	4,305
Net Loss	$ (33,600)	$ (4,806)	$ (76,980)	$ (8,125)	$ (59,562)
Net Loss Per Common Share:
Net loss per common share - Basic and Diluted	$ (0.01)	$ -	$ (0.02)	$ -

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	3,980,000	-	3,980,000	-

The accompanying notes to financial statements are

an integral part of these statements

LIBERTY VISION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 29, 2009)
THROUGH AUGUST 31, 2011
(Unaudited)

				Retained Earnings
				Accumulated
			Additional	During the
	Common stock		Paid-in	Development
Description	Shares	Amount	Capital	Stage	Total

Balance - September 29, 2009	-	$ -	$ -	$ -	$ -

Net income for the period	-	-	-	1,473	1,473

Balance - February 28, 2010	-	-	-	1,473	1,473

Common stock issued for cash at $0.001 per share	2,700,000	2,700	-	-	2,700

Common stock issued for debt at $0.05 per share	1,280,000	1,280	62,720	-	64,000

Net income for the year	-	-	-	15,945	15,945

Balance - February 28, 2011	3,980,000	3,980	62,720	17,418	84,118

Net income (loss) for the period	-	-	-	(76,980)	(76,980)

Balance - August 31, 2011	3,980,000	$ 3,980	$ 62,720	$ (59,562)	$ 7,138

The accompanying notes to financial statements are
an integral part of this statement.

F-4

LIBERTY VISION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
			Cumulative
	Six Months	Six Months	From Inception
	Ended	Ended	(September 29, 2009)
	August 31,	August 31,	Through August 31,
	2011	2010	2011

Operating Activities:
Net Loss	$ (76,980)	$ (8,125)	$ (59,562)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Depreciation	352	-	352
Stock for services	-	-	64,000
Changes in Current Assets and Liabilities-
Accounts receivable	(4,989)	(17,441)	(17,649)
Prepaid expenses	(3,816)	-	(3,816)
Income tax receivable	(1,896)	(1,434)	(1,896)
Accounts payable and accrued liabilities	2,027	3,000	9,508
Accounts payable - related party	24,000	24,000	24,000
Payroll taxes payable	(14)	-	3,029
Income taxes payable	(6,201)	-	-

Net Cash Provided by (Used in) Operating Activities	(67,517)	-	17,966

Investing Activities:
Purchases of property and equipment	-	-	(3,518)

Net Cash (Used in) Investing Activities	-	-	(3,518)

Financing Activities:
Proceeds from issuance of common stock	-	-	2,700

Net Cash Provided by Financing Activities	-	-	2,700

Net Increase (Decrease) in Cash	(67,517)	-	17,148

Cash - Beginning of Period	84,665	-	-

Cash - End of Period	$ 17,148	$ -	$ 17,148

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$ -	$ -	$ -

Income taxes	$ 6,366	$ -	$ -

The accompanying notes to financial statements are
an integral part of these statements.
F-5

LIBERTY VISION, INC.

(A DEVELOPMENT STAGE COMPANY)

AUGUST 31, 2011 AND 2010

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – ORGANIZATION AND OPERATIONS

Liberty Vision, Inc. (the “Company”), was incorporated under the laws of the State of Nevada on September 29, 2009 (“Inception”) and is in the development stage. The Company’s business purpose is to provide web development and marketing services for clients in the United States and international markets and generate profits for its shareholders.

During the fifteen-month period from Inception to January 2011 the Company’s operations (sales, marketing and web development) were conducted by the directors of the Company. In January 2011, the Company’s Board of Directors decided to hire full-time employees in order to maintain its expanding operations and allow management to concentrate its efforts on sales and expansion into new markets.

On January 27, 2011, the Company formed a wholly owned subsidiary, Liberty Vision Media, Inc., an Ontario, Canada Corporation (“LVMI”) and hired two full-time designers in Toronto, Canada.  The subsidiary was incorporated to facilitate payroll transactions for the employees.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation – unaudited interim financial information

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year.  These unaudited interim consolidated financial statements should be read in conjunction with the financial statements of the Company for the fiscal year ended February 28, 2011 and notes thereto contained in the information as part of the Company’s Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission.

Principle of consolidation

The accompanying consolidated financial statements include all of the accounts of the Company as of August 31, 2011 and 2010, and cumulative from inception.  LVMI is included as of August 31, 2011 and for the period from September 29, 2009 (date of formation) through August 31, 2011.  All intercompany balances and transactions have been eliminated.

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  Although the Company has recognized sufficient revenue to cover its operating costs, the Company is still devoting substantially all of its efforts on establishing the business.  All retained earnings accumulated since inception  have been considered as part of the Company’s development stage activities.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.  Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to and estimated useful lives of office equipment; and the assumption that the Company will continue as a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Fiscal year end

The Company elected February 28 as its fiscal year end date.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents.

Accounts receivable

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions.  Bad debt expense is included in general and administrative expenses, if any. At August 31, 2011, there was no allowance for doubtful accounts.

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company does not have any off-balance-sheet credit exposure to its customers.

Office equipment

Office equipment is recorded at cost. Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred. Depreciation of office equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years.  Upon sale or retirement of office equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid rent, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at August 31, 2011; no gains or losses are reported in the consolidated statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for  the six months ended August 31, 2011, and 2010 and cumulative since inception.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company generates or plans to generate revenue from the following revenue streams:

Website Development - considered a one-time project, whether a client hires us to develop a brand new website, or develop and implement changes to an existing website. We provide a quote for the duration of the project and may require a 50% deposit before work begins. The projects we have completed to date have had an average duration of 8 weeks from contract to completion. The company recognizes revenue for this revenue stream based on a “completed performance method” in accordance with the guidance in FASB ASC 605-35-50. Our customers do not receive any value from our website development services until a complete website, or modified page, is launched. Under the completed performance method, revenue is recognized when service is delivered and the final act is completed.

 All our revenues for the six months ended August 31, 2011 and 2010 and cumulative since inception were generated by this revenue stream.

Social and Viral Marketing, Blogging, and Search Engine Optimization Consulting - the contract is signed based on an agreed-upon term of service - e.g., 3 months/6 months/12 months. No upfront fees are required to be paid under this arrangement. The client is billed monthly for the work done during the month. The company recognizes revenue each month upon delivery of the service.

Paid search advertising - the client and Liberty Vision agree on a certain budget to be spent on a certain campaign with a specified duration, or a general budget for a specified period of time. Liberty Vision charges the client a 15% mark-up on the budget. The budget fees and 15% are paid up front on a monthly basis. Landing page development is included in paid search advertising campaigns. The company recognizes revenue each month upon delivery of the service. The unrecognized portion for contracts is charged to deferred revenue and will be recognized in future periods, generally one year.

In case of bundled offerings, the Company recognizes revenue separately for each portion of the bundled package based on the nature of the services provided. For example, if a client requests a website built (one-time project) with paid search advertising (monthly subscription), the Company will recognize revenue from the website development portion of the bundled services when the website is launched and the invoice is submitted to the client and revenues from paid search advertising at the end  of each month during the contract period.

Foreign currency transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification (“Section 830-20-35”) for foreign currency transactions.  Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than U.S. Dollar, the Company’s reporting currency.  Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid.  A change in exchange rates between the reporting currency and the currency in which a transaction is denominated increases or decreases the expected amount of reporting currency cash flows upon settlement of the transaction. That increase or decrease in expected reporting currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments.  Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

All of the Company’s operations are carried out in U.S. Dollars.  LVMI (Canada), its wholly owned subsidiary uses the U.S. Dollar as its reporting currency as well as its functional currency, however from time to time, LVMI, incurs certain expenses in Canadian Dollars. The change in exchange rates between the U.S. Dollar, its reporting and functional currency and the Canadian Dollar, the currency in which a transaction is denominated increases or decreases the expected amount of reporting currency cash flows upon settlement of the transaction. That increase or decrease in expected reporting currency cash flows is a foreign currency transaction gain or loss that generally is included in determining net income (loss) for the period in which the exchange rate changes.

The summary of our geographic information is as follows:

	Six Months Ended August 31, 2011			Six Months Ended August 31, 2010
	USA	Canada	Total	USA	Canada	Total

Revenues ($)	38,842	-	38,842	17,441	-	17,441
Long-lived assets ($)	-	3,166	3,166	-	-	-

All our sales and receivables were transacted in U.S. Dollars. Not all of our customers are located in the United States.

Income taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.

Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.   Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  There were no potentially dilutive shares outstanding at the reporting date for the six months ended August 31, 2011 and 2010 and cumulative since inception.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements”, which provides amendments to Subtopic 820-10 that requires new disclosures as follows:

             1.        Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.

             2.        Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

1.        Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.

2.        Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In April 2010, the FASB issued ASU No. 2010-13, “Compensation—Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades” (“ASU 2010-13”). This update provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.

In August 2010, the FASB issued ASU 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules: Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies” (“ASU 2010-21”), was issued to conform the SEC’s reporting requirements to the terminology and provisions in ASC 805, Business Combinations, and in ASC 810-10, Consolidation. ASU No. 2010-21 was issued to reflect SEC Release No. 33-9026, “Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies,” which was effective April 23, 2009. The ASU also proposes additions or modifications to the XBRL taxonomy as a result of the amendments in the update.

In August 2010, the FASB issued ASU 2010-22, “Accounting for Various Topics: Technical Corrections to SEC Paragraphs” (“ASU 2010-22”), which amends various SEC paragraphs based on external comments received and the issuance of SEC Staff Accounting Bulletin (SAB) No. 112, which amends or rescinds portions of certain SAB topics.  The topics affected include reporting of inventories in condensed financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, sales of  stock by subsidiary, gain recognition on sales of business, business combinations prior to an initial public offering, loss contingent and liability assumed in business combination, divestitures, and oil and gas exchange offers.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-28 “Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”).Under ASU 2010-28, if the carrying amount of a reporting unit is zero or negative, an entity must assess whether it is more likely than not that goodwill impairment exists. To make that determination, an entity should consider whether there are adverse qualitative factors that could impact the amount of goodwill, including those listed in ASC 350-20-35-30. As a result of the new guidance, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of qualitative factors that indicate goodwill is more likely than not impaired. ASU 2010-28 is effective for public entities for fiscal years, and for interim periods within those years, beginning after December 15, 2010, with early adoption prohibited.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-29 “Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only.

The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amended guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted.

In June 2011, the Financial Accounting Standards Board (“FASB”) issued updated guidance that allows companies the option of how to present the components of, and a total, for net income, the components of, and a total, for other comprehensive income, and a total for comprehensive income as either one continuous statement of comprehensive income or in two separate but consecutive statements. There will no longer be the option to present items of other comprehensive income in the statement of stockholders’ equity. The updated accounting guidance is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2011 on a retrospective basis. Early application is permitted. Since the updated guidance only requires a change in the placement of information already disclosed in consolidated financial statements, the Company does not expect the adoption to have an impact on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – OFFICE EQUIPMENT

Office equipment, stated at cost, less accumulated depreciation at August 31, 2011 and February 28, 2010 consisted of the following:

	Estimated Useful Lives (Years)	August 31, 2011	February 28, 2011

Office equipment	5	$3,518	$3,518
		3,518	3,518
Less accumulated depreciation		(352)	(-)
		$3,166	$3,518

Depreciation expense

Depreciation expense for the interim period ended August 31, 2011 and 2010 was $352 and $0, respectively.

NOTE 4 – RELATED PARTY TRANSACTIONS

Consulting services from President and Chief Financial Officer

The President of the Company provides management consulting services to the Company. During the six months ended August 31, 2011, management consulting services of $12,000 (August 31, 2010: $12,000) were charged to operations. During the last quarter of fiscal 2011 the Company issued 640,000 restricted shares of common stock in the capital of the Company at a deemed price of $0.05 per share to settle the amount owed to the Company’s President.

At August 31, 2011 the Company owed $12,000 (August 31, 2010: $20,000) to the President of the Company for management consulting services.

The Chief Financial Officer of the Company provides consulting services to the Company. During the six months ended August 31, 2011, consulting services of $12,000 (August 31, 2010: $12,000) were charged to operations. During the last quarter of fiscal 2011 the Company issued 640,000 restricted shares of common stock in the capital of the Company at a deemed price of $0.05 per share to settle the amount owed to the Company’s Chief Financial Officer.

At August 31, 2011 the Company owed $12,000 (August 31, 2010: $20,000) to the Chief Financial Officer of the Company for consulting services.

NOTE 5 – STOCKHOLDERS’ EQUITY

Common stock

The Company was incorporated on September 29, 2009 and is authorized to issue up to 75,000,000 shares of common stock with $0.001 par value.

On February 5, 2011, the Company sold 2,700,000 shares of common stock at par to the Company Directors for $2,700 in cash.

On February 16, 2011 the Company issued 1,280,000 restricted shares of common stock in the capital of the Company at a deemed price of $0.05 per share to settle the amounts owed to the Company’s President and Chief Financial Officer.

NOTE 6 – INCOME TAX

The provision (benefit) for income taxes for the six months ended August 31, 2011 and year ended February 28, 2011 were as follows:

	Six Months Ended August 31, 2011	Year Ended February 28, 2011

Current Tax Provision (Benefit):
Federal
Taxable income (loss)	$ (12,641)	$ 39,605

Total current tax provision (benefit)	$ (1,896)	$ 5,941

Deferred Tax Provision:
Federal
Loss carryforwards	$ 12,641	$ -
Change in valuation allowance	(12,641)	-
	$ -	$ -

The components of our taxable income for the six months ended August 31, 2011 and 2010 are as follows:

	Six Months Ended August 31, 2011	Six Months Ended August 31, 2010

Revenues (domestic)	$ 38,842	$ 17,441
Cost of revenues:
- Domestic	9,243	12,000
- Foreign	27,833	-
Gross profit	1,766	5,441

Expenses:
Payroll expenses (foreign)	36,957	-
Professional fees (domestic)	10,200	-
Officer compensation (domestic)	12,000	12,000
Other:
- Domestic	6,866	-
- Foreign	309	-
Consulting (domestic)	12,000	-
Depreciation (foreign)	352	-
Rent (domestic)	822	3,000
Total operating expenses	79,506	15,000
Income (Loss) from Operations	$ (77,740)	$ (9,559)

A reconciliation of the federal statutory income tax rate and the effective income tax rate is as follows:

	Six Months Ended August 31, 2011	Year Ended February 28, 2011

Book income (loss) – pre tax	$ (77,740)	$ 21,886
Book/tax depreciation differences	-	(3,519)
Loss on foreign subsidiary	65,099	21,238

US Federal taxable income (loss)	$ (12,641)	$ 39,605
Tax (benefit) at 15%	$ (1,896)	$ 5,941

All revenues for the six months ended August 31, 2011 and 2010 were generated in the United States. The Company has no unremitted earnings in local international jurisdictions. Our cash balances are maintained in the United States and in Canada.

The Company had deferred income tax assets as of August 31, 2011 and February 28, 2011 as follows:

	August 31, 2011	February 28, 2011

Loss carryforwards	$ -	$ -
Less - Valuation allowance	-	-
Total net deferred tax assets	$ -	$ -

Deferred income taxes are recognized based on temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using the statutory tax rates and laws expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

Valuation allowances are provided against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the timing of the temporary differences becoming deductible.

The Company recognizes refundable and deferred assets to the extent that management has determined their realization. Management considers, among other available information, scheduled reversals of deferred tax liabilities, projected future taxable income, limitations of availability of net operating loss carry-forwards, and other matters in making this assessment. As of August 31, 2011 and February 28, 2011, the Company had refundable tax assets related to Liberty Vision Inc. of $1,896 and $Nil respectively.

The Company may be, from time to time, subject to income tax examinations for U.S. federal income taxes, for non-U.S. income taxes and for state and local income taxes. Management believes that any reasonably foreseeable outcomes related to income tax liabilities have been adequately provided for.  However, future results may include favorable or unfavorable adjustments to estimated tax liabilities in the period the assessments are made or resolved or when statutes of limitation on potential assessments expire.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

LIBERTY VISION, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FEBRUARY 28, 2011 AND 2010

Financial Statements -

Consolidated Balance Sheets as of February 28, 2011, and 2010...................................................................................................................................................................

F-17
Consolidated Statements of Operations for the Year Ended February 28, 2011, for the period from Inception through February 28, 2010, and Cumulative from Inception...........	F-18

Consolidated Statement of Stockholders’ Equity for the period from Inception  through February 28, 2011.......................................................................................................

F-19
Consolidated Statements of Cash Flows for the Year Ended February 28, 2011, for the period from Inception through February 28, 2010, and Cumulative from Inception...........	F-20

Notes to Consolidated Financial Statements February 28, 2011 and 2010........................................................................................................................................................

F-21

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Liberty Vision, Inc.

Durham, North Carolina

I have audited the accompanying consolidated balance sheets of Liberty Vision, Inc. (a development stage company) as of February 28, 2011 and 2010 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended February 28, 2011, the period from September 29, 2009 (inception) through February 28, 2010, and for the period from September 29, 2009 (inception) through February 28, 2011. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

As discussed in Note 3 to the financial statements, certain income tax liabilities  incurred by the Company during the year and period ended February 28, 2011 and 2010 were determined by the Company's management during the current year as not appropriately reported  in those periods, and certain costs have been reclassified from general and administrative expenses to cost of revenues. Accordingly, the February 2011 and 2010 financial statements have been restated.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Liberty Vision, Inc. as of February 28, 2011 and 2010, and the consolidated results of its operations and its cash flows for the year ended February 28, 2011, the period from September 29, 2009 (inception) through February 28, 2010, and for the period from September 29, 2009 (inception) through February 28, 2011 in conformity with accounting principles generally accepted in the United States of America.

Aurora, Colorado                                                                    /s/ Ronald  R. Chadwick, P.C.

July 31, 2011                                                                            RONALD R. CHADWICK, P.C.

LIBERTY VISION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

ASSETS
	February 28,	February 28,
	2011	2010
	(Restated)	(Restated)
Current Assets:
Cash	$ 84,665	$ -
Accounts receivable	12,660	24,000
Total current assets	97,325	24,000

Computer equipment, net	3,518	-
Total Assets	$ 100,843	$ 24,000

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$ 7,481	$ 22,267
Payroll taxes payable	3,043	-
Income taxes payable	6,201	260
Total current liabilities	16,725	22,527
Total Liabilities	16,725	22,527

Commitments and Contingencies

Stockholders' Equity:
Common stock, par value $0.001 per share, 75,000,000 shares authorized;
3,980,000 (2011) and 0 (2010) shares issued and outstanding	3,980	-
Additional paid in capital	62,720	-
Retained earnings accumulated during the development stage	17,418	1,473

Total stockholders' equity	84,118	1,473

Total Liabilities and Stockholder's Equity	$ 100,843	$ 24,000

The accompanying notes to financial statements are
an integral part of these statements.

LIBERTY VISION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

			Cumulative
		From Inception	From Inception
		(September 29, 2009)	(September 29, 2009)
	Year Ended	Through	Through
	February 28, 2011	February 28, 2010	February 28, 2011
	(Restated)	(Restated)	(Restated)

Revenues, net	$ 104,336	$ 24,000	$ 128,336
Cost of Revenues	36,130	8,000	44,130
Gross Profit	68,206	16,000	84,206

Expenses:
General and administrative-
Officer compensation	20,000	-	20,000
Other	5,467	5,772	11,239
Consulting	14,000	8,000	22,000
Legal - Organization costs	360	495	855
Rent	6,493	-	6,493
Total operating expenses	46,320	14,267	60,587

Income from Operations	21,886	1,733	23,619

Other Income (Expense)	-	-	-

Provision for Income Taxes	5,941	260	6,201
Net Income	$ 15,945	$ 1,473	$ 17,418

Income Per Common Share:
Income per common share – Basic and Diluted	$ 0.08	$ -

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	212,219	-

The accompanying notes to financial statements are
an integral part of these statements.

LIBERTY VISION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 29, 2009)
THROUGH FEBRUARY 28, 2011
(Restated)

				Retained Earnings
				Accumulated
			Additional	During the
	Common stock		Paid-in	Development
Description	Shares	Amount	Capital	Stage	Total

Balance - September 29, 2009	-	$ -	$ -	$ -	$ -

Net income for the period	-	-	-	1,473	1,473

Balance - February 28, 2010	-	-	-	1,473	1,473

Common stock issued for cash at $0.001 per share	2,700,000	2,700	-	-	2,700

Common stock issued for debt at $0.05 per share	1,280,000	1,280	62,720	-	64,000

Net income for the year	-	-	-	15,945	15,945

Balance - February 28, 2011	3,980,000	$ 3,980	$ 62,720	$ 17,418	$ 84,118

The accompanying notes to financial statements are
an integral part of this statement.

LIBERTY VISION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
			Cumulative
		From Inception	From Inception
	Year Ended	(September 29, 2009)	(September 29, 2009)
	February 28,	Through	Through
	2011	February 28, 2010	February 28, 2011
	(Restated)	(Restated)	(Restated)

Operating Activities:
Net income	$ 15,945	$ 1,473	$ 17,418
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Stock for services	64,000	-	64,000
Changes in Current Assets and Liabilities-
Accounts receivable	11,340	(24,000)	(12,660)
Accounts payable and accrued liabilities	(14,786)	22,267	7,481
Payroll taxes payable	3,043	-	3,043
Income taxes payable	5,941	260	6,201
Net Cash Provided by Operating Activities	85,483	-	85,483

Investing Activities:
Purchases of property and equipment	(3,518)	-	(3,518)

Net Cash (Used in) Investing Activities	(3,518)	-	(3,518)

Financing Activities:
Proceeds from issuance of common stock	2,700	-	2,700

Net Cash Provided by Financing Activities	2,700	-	2,700

Net Increase in Cash	84,665	-	84,665

Cash - Beginning of Period	-	-	-
Cash - End of Period	$ 84,665	$ -	$ 84,665

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$ -	$ -	$ -

Income taxes	$ -	$ -	$ -
The accompanying notes to financial statements are
an integral part of these statements.

LIBERTY VISION, INC.

(A DEVELOPMENT STAGE COMPANY)

FEBRUARY 28, 2011 AND 2010

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND OPERATIONS

Liberty Vision, Inc. (the “Company”), was incorporated under the laws of the State of Nevada on September 29, 2009 (“Inception”) and is in the development stage. The Company’s business purpose is to provide web development and marketing services for clients in the United States and international markets and generate profits for its shareholders.

During the fifteen-month period from Inception to January 2011 the Company’s operations (sales, marketing and web development) were conducted by the directors of the Company. In January 2011, the Company’s Board of Directors decided to hire full-time employees in order to maintain its expanding operations and allow management to concentrate its efforts on sales and expansion into new markets.

On January 27, 2011, the Company formed a wholly owned subsidiary, Liberty Vision Media, Inc., an Ontario, Canada Corporation (“LVMI”) and hired two full-time designers in Toronto, Canada.  The subsidiary was incorporated to facilitate payroll transactions for the employees.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying consolidated financial statements include all of the accounts of the Company as of February 28, 2011 and 2010, and for the year ended February 28, 2011, and for the period from September 29, 2009 (inception) through February 28, 2010, and cumulative from inception.  LVMI is included as of February 28, 2011 and for the period from September 29, 2009 (date of formation) through February 28, 2011.  All intercompany balances and transactions have been eliminated.

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  Although the Company has recognized sufficient revenue to cover its operating costs, the Company is still devoting substantially all of its efforts on establishing the business.  All retained earnings accumulated since inception  have been considered as part of the Company’s development stage activities.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Significant estimates include the estimated useful lives of property and equipment, software copyright and technology.  Actual results could differ from those estimates.

Fiscal year end

The Company elected February 28 as its fiscal year end date.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents.

Accounts receivable

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions.  Bad debt expense is included in general and administrative expenses, if any. At February 28, 2011, there was no allowance for doubtful accounts.

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company does not have any off-balance-sheet credit exposure to its customers.

Property and equipment

Property and equipment are recorded at cost and depreciated under the straight line method over each item's estimated useful life. At February 28, 2011 and 2010 the Company had an office equipment balance of $3,518 and $Nil. No depreciation expense was recorded for 2011 and 2010 since the equipment was purchased at the end of fiscal 2011.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid rent, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at February 28, 2011; no gains or losses are reported in the consolidated statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for  the year ended February 28, 2011, for the period from September 29, 2009 (inception) through February 28, 2010, and cumulative since inception.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company generates or plans to generate revenue from the following revenue streams:

Website Development - considered a one-time project, whether a client hires us to develop a brand new website, or develop and implement changes to an existing website. We provide a quote for the duration of the project and may require a 50% deposit before work begins. The projects we have completed to date have had an average duration of 8 weeks from contract to completion. The company recognizes revenue for this revenue stream based on a “completed performance method” in accordance with the guidance in FASB ASC 605-35-50. Our customers do not receive any value from our website development services until a complete website, or modified page, is launched. Under the completed performance method, revenue is recognized when service is delivered and the final act is completed.

 All our revenues for the years ended February 28, 2011 and 2010 were generated by this revenue stream.

Social and Viral Marketing, Blogging, and Search Engine Optimization Consulting - the contract is signed based on an agreed-upon term of service - e.g., 3 months/6 months/12 months. No upfront fees are required to be paid under this arrangement. The client is billed monthly for the work done during the month. The company recognizes revenue each month upon delivery of the service.

Paid search advertising - the client and Liberty Vision agree on a certain budget to be spent on a certain campaign with a specified duration, or a general budget for a specified period of time. Liberty Vision charges the client a 15% mark-up on the budget. The budget fees and 15% are paid up front on a monthly basis. Landing page development is included in paid search advertising campaigns. The company recognizes revenue each month upon delivery of the service. The unrecognized portion for contracts is charged to deferred revenue and will be recognized in future periods, generally one year.

In case of bundled offerings, the Company recognizes revenue separately for each portion of the bundled package based on the nature of the services provided. For example, if a client requests a website built (one-time project) with paid search advertising (monthly subscription), the Company will recognize revenue from the website development portion of the bundled services when the website is launched and the invoice is submitted to the client and revenues from paid search advertising at the end  of each month during the contract period.

Foreign currency transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification (“Section 830-20-35”) for foreign currency transactions.  Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than U.S. Dollar, the Company’s reporting currency.  Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid.  A change in exchange rates between the reporting currency and the currency in which a transaction is denominated increases or decreases the expected amount of reporting currency cash flows upon settlement of the transaction. That increase or decrease in expected reporting currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments.  Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balancesheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

All of the Company’s operations are carried out in U.S. Dollars.  LVMI (Canada), its wholly owned subsidiary uses the U.S. Dollar as its reporting currency as well as its functional currency, however from time to time, LVMI, incurs certain expenses in Canadian Dollars. The change in exchange rates between the U.S. Dollar, its reporting and functional currency and the Canadian Dollar, the currency in which a transaction is denominated increases or decreases the expected amount of reporting currency cash flows upon settlement of the transaction. That increase or decrease in expected reporting currency cash flows is a foreign currency transaction gain or loss that generally is included in determining net income (loss) for the period in which the exchange rate changes.

The summary of our geographic information is as follows:

	Year Ended February 28, 2011			Year Ended February 28, 2010
	USA	Canada	Total	USA	Canada	Total

Revenues ($)	104,336	-	104,336	24,000	-	24,000
Long-lived assets ($)	-	3,518	3,518	-	-	-

All revenues for the years ended February 28, 2011 and 2010 were generated in the United States. All our sales and receivables were transacted in U.S. Dollars. Not all of our customers are located in the United States.

Income taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.

Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.   Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  There were no potentially dilutive shares outstanding at the reporting date for the year ended February 28, 2011, for the period from September 29, 2009 (inception) through February 28, 2010, and cumulative since inception.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements”, which provides amendments to Subtopic 820-10 that requires new disclosures as follows:

1.        Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.

2.        Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

1.        Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.

2.        Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In April 2010, the FASB issued ASU No. 2010-13, “Compensation—Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades” (“ASU 2010-13”). This update provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.

In August 2010, the FASB issued ASU 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules: Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies” (“ASU 2010-21”), was issued to conform the SEC’s reporting requirements to the terminology and provisions in ASC 805, Business Combinations, and in ASC 810-10, Consolidation. ASU No. 2010-21 was issued to reflect SEC Release No. 33-9026, “Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies,” which was effective April 23, 2009. The ASU also proposes additions or modifications to the XBRL taxonomy as a result of the amendments in the update.

In August 2010, the FASB issued ASU 2010-22, “Accounting for Various Topics: Technical Corrections to SEC Paragraphs” (“ASU 2010-22”), which amends various SEC paragraphs based on external comments received and the issuance of SEC Staff Accounting Bulletin (SAB) No. 112, which amends or rescinds portions of certain SAB topics.  The topics affected include reporting of inventories in condensed financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, sales of  stock by subsidiary, gain recognition on sales of business, business combinations prior to an initial public offering, loss contingent and liability assumed in business combination, divestitures, and oil and gas exchange offers.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-28 “Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”).Under ASU 2010-28, if the carrying amount of a reporting unit is zero or negative, an entity must assess whether it is more likely than not that goodwill impairment exists. To make that determination, an entity should consider whether there are adverse qualitative factors that could impact the amount of goodwill, including those listed in ASC 350-20-35-30. As a result of the new guidance, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of qualitative factors that indicate goodwill is more likely than not impaired. ASU 2010-28 is effective for public entities for fiscal years, and for interim periods within those years, beginning after December 15, 2010, with early adoption prohibited.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-29 “Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only.

The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amended guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – RESTATEMENT

The financial statements for the years ended February 28, 2011 and 2010 have been restated to include a provision for income taxes, income taxes payable and to reclassify cost of revenues from general and administrative expenses.

Provision for income taxes

During the years ended February 28, 2011 and 2010 the company generated income from operations of $21,886 and $1,733 respectively. The restated financial statements include provision for income taxes of $5,941 for the year ended February 28, 2011 and $260 for the year ended February 28, 2010. As a result, the company’s net income and retained earnings for the years ended February 28, 2011 and 2010 were reduced by the amounts of the provision for income taxes. The company’s current liabilities for the years ended February 28, 2011 and 2010, were increased by the amounts of income taxes payable of $6,201 and $260 respectively.

Cost of revenues

Cost of revenues consist of employee costs associated with website design and development, consulting fees attributable to business development and customer relations, websites hosting expenses and other outside service fees related to web development, hosting and online advertising. These expenses, previously reported as part of general and administrative expenses, were reclassified to cost of revenues for the years ended February 28, 2011 and 2010. As a result, our gross profit for the years ended February 28, 2011 and 2010 was reduced by $36,130 and $8,000 respectively. These reductions in gross profit did not affect our reported income from operations for our fiscal 2011 and 2010.

A summary of the effect of the above corrections is as follows:

		Year Ended February 28, 2011				Year Ended February 28, 2010
		As originally reported	Correction	Restated		As originally reported	Correction	Restated
Balance Sheets
Total Assets		$ 100,843		$ 100,843		$24,000		$24,000

Current Liabilities
Accounts payable and accrued liabilities		$ 7,481		$ 7,481		$22,267		$22,267
Payroll taxes payable		3,043		3,043		-		-
Income taxes payable	(a)	-	6,201	6,201	(a)	-	260	260
Total Liabilities		10,524		16,725		22,267		22,527
Common stock		3,980		3,980		-		-
Additional paid in capital		62,720		62,720		-		-
Retained earnings	(a)	23,619	(6,201)	17,418	(a)	1,733	(260)	1,473
		$ 100,843	-	$ 100,843		$24,000	-	$24,000

(a)     Cumulative effect of provision for income tax on net income and retained earnings.

		Year Ended February 28, 2011				Year Ended February 28, 2010				Cumulative From Inception (September 29, 2009) Through February 28, 2011
		As originally reported	Correction	Restated		As originally reported	Correction	Restated		As originally reported	Correction	Restated

Statements of Operations
Revenues		$ 104,336		$ 104,336		$ 24,000		$ 24,000		$ 128,336		$ 128,336
Cost of revenues	(b)	-	36,130	36,130	(b)	-	8,000	8,000	(b)	-	44,130	44,130
Gross profit		104,336	36,130	68,206		24,000	8,000	16,000		128,336	44,130	84,206

Expenses: General and Admin.
Officer compensation		20,000		20,000		-		-		20,000		20,000
Other	(b)	7,422	(1,955)	5,467		5,772	-	5,772	(b)	13,194	(1,955)	11,239
Consulting	(b)	28,000	(14,000)	14,000	(b)	16,000	(8,000)	8,000	(b)	44,000	(22,000)	22,000
Legal		360		360		495		495		855		855
Salaries and wages	(b)	20,175	(20,175)	-		-		-	(b)	20,175	(20,175)	-
Rent		6,493		6,493		-		-		6,493		6,493
Total operating expenses		82,450	(36,130)	46,320		22,267	(8,000)	14,267		104,717	(44,130)	60,587
Income from operations		21,886		21,886		1,733		1,733		23,619		23,619
Provision for income taxes	(a)	-	5,941	5,941	(a)	-	260	260	(a)	-	6,201	6,201
Net income		$ 21,886		$ 15,945		$ 1,733		$ 1,473		$ 23,619		$ 17,418
Income per common share	(a)	$ 0.10	(0.02)	$ 0.08	(a)	$ -		$ -

Statement of stockholders’ equity
Net income for the year		$ 21,886	(5,941)	$ 15,945		$ 1,733	(260)	$ 1,473
Retained earnings		$ 21,886	(5,941)	$ 15,945		$ 1,733	(260)	$ 1,473		$ 23,619	(6,201)	$ 17,418

(a)     Cumulative effect of provision for income tax on net income and retained earnings.

(b)     Expenses attributable to cost of revenue were reclassified from general and administrative expenses.

		Year Ended February 28, 2011				Year Ended February 28, 2010				Cumulative From Inception (September 29, 2009) Through February 28, 2011
		As originally reported	Correction	Restated		As originally reported	Correction	Restated		As originally reported	Correction	Restated

Statements of Cash Flows
Operating activities
Net income	(a)	$ 21,886	(5,941)	$ 15,945	(a)	$ 1,733	(260)	$ 1,473	(a)	$ 23,619	(6,201)	$ 17,418
Stock for service		64,000		64,000		-		-		64,000		64,000
Changes in current assets and liabilities
Accounts receivable		11,340		11,340		(24,000)		(24,000)		(12,660)		(12,660)
Accounts payable and accrued liabilities		(14,786)		(14,786)		22,267		22,267		7,481		7,481
Payroll taxes payable		3,043		3,043		-		-		3,043		3,043
Income taxes payable	(a)	-	5,941	5,941	(a)	-	260	260	(a)	-	6,201	6,201
Net cash provided by operating activities		85,483	-	85,483		-	-	-		85,483	-	85,483
Net cash used in investing activities		(3,518)		(3,518)		-		-		(3,518)		(3,518)
Net cash provided by financing activities		2,700		2,700		-		-		2,700		2,700
Net increase in cash		84,665		84,665		-		-		84,665		84,665
Cash - beginning of period		-		-		-		-		-		-
Cash – end of period		$ 84,665		$ 84.665		$ -		$ -	.	$ 84,665		$ 84,665

(a)     Cumulative effect of provision for income tax on net income and retained earnings.

(b)     Expenses attributable to cost of revenue were reclassified from general and administrative expenses.

NOTE 4 – RELATED PARTY TRANSACTIONS

Consulting services from President and Chief Financial Officer

The President of the Company provides management consulting services to the Company. During the year ended February 28, 2011, management consulting services of $24,000 (February 28, 2010: $8,000) were charged to operations. During the last quarter of fiscal 2011 the Company issued 640,000 restricted shares of common stock in the capital of the Company at a deemed price of $0.05 per share to settle the amount owed to the Company’s President.

The Chief Financial Officer of the Company provides consulting services to the Company. During the year ended February 28, 2011, consulting services of $24,000 (February 28, 2010: $8,000) were charged to operations. During the last quarter of fiscal 2011 the Company issued 640,000 restricted shares of common stock in the capital of the Company at a deemed price of $0.05 per share to settle the amount owed to the Company’s Chief Financial Officer.

NOTE 5 – STOCKHOLDERS’ EQUITY

Common stock

The Company was incorporated on September 29, 2009 and is authorized to issue up to 75,000,000 shares of common stock with $0.001 par value.

On February 5, 2011, the Company sold 2,700,000 shares of common stock at par to the Company Directors for $2,700 in cash.

On February 16, 2011 the Company issued 1,280,000 restricted shares of common stock in the capital of the Company at a deemed price of $0.05 per share to settle the amounts owed to the Company’s President and Chief Financial Officer.

NOTE 6 – INCOME TAX

The provision (benefit) for income taxes for the year February 28, 2011 and the period ended February 28, 2010 were as follows:

	Year Ended February 28, 2011	Period Ended February 28, 2010

Current Tax Provision:
Federal
Taxable income (domestic)	$ 39,606	$ 1,733

Total current tax provision	$ 5,941	$ 260

Deferred Tax Provision:
Federal
Loss carryforwards	$ -	$ -
Change in valuation allowance	-	-
	$ -	$ -

A reconciliation of the federal statutory income tax rate and the effective income tax rate is as follows:

	Year Ended February 28, 2011	Period Ended February 28, 2010

Book income – pre tax	$ 21,886	$ 1,773
Book/tax depreciation differences	(3,518)	-
Loss on foreign subsidiary	21,238	-

US Federal taxable income (domestic)	$ 39,606	$ 1,773
Tax at 15%	$ 5,941	$ 260

All revenues for the years ended February 28, 2011 and 2010 were generated in the United States. The Company has no unremitted earnings in local international jurisdictions. Our cash balances are maintained in the United States and in Canada.

The components of our taxable income for the year ended February 28, 2011 and for the period ended February 28, 2010 are as follows:

	Year Ended February 28, 2011	Period Ended February 28, 2010

Revenues (domestic)	$ 104,336	$ 24,000
Cost of revenues:
- Domestic	15,955	8,000
- Foreign	20,175	-
Gross profit	68,206	16,000

Expenses:
Officer compensation (domestic)	20,000	-
Other:
- Domestic	4,764	5,772
- Foreign	703	-
Consulting (domestic)	14,000	8,000
Legal – Organization costs
- Domestic	-	495
- Foreign	360	-
Rent (domestic)	6,493	-
Total operating expenses	46,320	14,267
Income from Operations	$ 21, 886	$ 1,733

The Company had deferred income tax assets as of February 28, 2011 and 2010 as follows:

	February 28, 2011	February 28, 2010

Loss carryforwards	$ -	$ -
Less - Valuation allowance	-	-
Total net deferred tax assets	$ -	$ -

Deferred income taxes are recognized based on temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using the statutory tax rates and laws expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

Valuation allowances are provided against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the timing of the temporary differences becoming deductible.  Management considers, among other available information, scheduled reversals of deferred tax liabilities, projected future taxable income, limitations of availability of net operating loss carry-forwards, and other matters in making this assessment.

We currently have no valuation allowance, primarily due to a history of pre-tax income since inception and the uncertainty of when we will achieve sustained profitability sufficient to utilize our future, if any, deferred tax assets.  At February 28, 2011 and 2010, the Company had income from operations of  $21,886 and $1,733 respectively. As a result, the company was not qualified for deferred tax benefits that may be offset against future taxable income.

The Company may be, from time to time, subject to income tax examinations for U.S. federal income taxes, for non-U.S. income taxes and for state and local income taxes. Management believes that any reasonably foreseeable outcomes related to income tax liabilities have been adequately provided for.  However, future results may include favorable or unfavorable adjustments to estimated tax liabilities in the period the assessments are made or resolved or when statutes of limitation on potential assessments expire.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by Liberty Vision, Inc. (on behalf of itself and the selling stockholders) in connection with this Offering.  All amounts are estimates:

Accounting and audit fees	$3,250
Filing fees	800
Legal fees and expenses	4,200
Securities and Exchange Commission registration fee	58
Transfer Agent Fees	1,000
Total:	$9,308

IDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or Director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 2,700,000 shares of our common stock at a price of $0.001 per share to our Directors Oleg Gabidulin (1,000,000), Vadim Erofeev (500,000), Marina Sherbatenko (700,000) and Ilia Burakov (500,000) on February 5, 2011.  The total amount received from this Offering was $2,700.  We completed this offering pursuant to Regulation S of the Securities Act. All of our directors and all of our executive officers reside outside the United States.

On February 16, 2011 we issued 640,000 restricted shares of common stock in the capital of the Company at a deemed price of $0.05 per share to settle the amounts owed to the Company’s President and Chief Financial Officer.

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.  The investor acknowledged the following: subscriber is not a United States Person, nor is the subscriber acquiring the shares directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the subscriber to purchase the units have been obtained from United States Persons.  For purposes of the Subscription Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;  (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

FINANCIAL STATEMENT SCHEDULES

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

EXHIBITS

The exhibits listed under here below are filed as part of this Form S-1:

3.1	Articles of Incorporation *
3.2	Bylaws *
4.2	Subscription Agreement *
5.1	Legal Opinion *
10.1	Consulting Agreement , President *
10.2	Consulting Agreement, C.F.O. *
10.3	Debt Settlement Agreement, President *
10.4	Debt Settlement Agreement, C.F.O. *
23.1	Consent of Independent Registered Certified Public Accountants

* -  Previously filed.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.     To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

(a)    include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)       reflect in the prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth  in this registration statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total dollar value of  securities  offered  would not exceed that which was  registered)  and  any  deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of prospectus  filed with the commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in the volume and price represent no more than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective registration Statement; and

(c)        include any additional or changed material information on  the plan of distribution.

2.    That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

3.    To remove from registration by  means of a post-effective amendment any of the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

4.    That, for determining  our  liability  under  the  Securities  Act  to any purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this registration statement,  regardless  of  the  underwriting  method  used  to  sell  the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following  communications,  we  will be a seller to the purchaser and  will  be considered to offer or sell such securities to such purchaser:

(i)    any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant  to  Rule 424 (Section 230.424 of this chapter);

(ii)   any free writing prospectus relating to the  offering  prepared by or on our behalf or used or referred to by us;

(iii)     the  portion  of any other free writing prospectus  relating  to  the offering containing  material  information  about us or our securities provided by or on behalf of us; and

(iv)  any other communication that is  an  offer in the offering made by us to the purchaser.

Each prospectus filed pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities  Act may be  permitted   to our  directors,  officers  and  controlling persons  pursuant to the provisions   above,   or  otherwise,   we have been advised that  in  the opinion  of  the   Securities   and  Exchange   Commission  such indemnification is against public policy as expressed in the Securities  Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our  directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Durham, State of North Carolina, on December 1, 2011.

Liberty Vision, Inc.

By:	/s/ Oleg Gabidulin
Oleg Gabidulin
President, Chief Executive Officer (Principal Executive Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Oleg Gabidulin	President, CEO and Director	December 1, 2011
Oleg Gabidulin
/s/ Vadim Erofeev	Treasurer, CFO, Principal Accounting Officer, Principal Financial Officer and Director	December 1, 2011
Vadim Erofeev /s/ Marina Sherbatenko	Secretary and Director	December 1, 2011
Marina Sherbatenko /s/ Ilia Burakov	Director	December 1, 2011
Ilia Burakov